                                                       EXHIBIT 99.1

                  AMENDED AND RESTATED COMDATA HOLDINGS CORPORATION
                           401(k) SAVINGS AND RETIREMENT PLAN
                              Effective as of July 1, 1993
                           (Except Where Otherwise Stated)

                                  TABLE OF CONTENTS

          ARTICLE I DEFINITIONS...........................................1

          ARTICLE II    ELIGIBILITY AND PARTICIPATION ...................26

               Section 2.01 Eligibility..................................26
               Section 2.02 Entry and Participation......................26
               Section 2.03 Reemployment.................................26
               Section 2.04 Acceptance...................................26
               Section 2.05 Employees Who Are Officers, Shareholders or
                        Highly Compensated ..............................27
               Section 2.06 Absence in the Armed Services................27
               Section 2.07 Transfer Among Employers which are Controlled
                        Group Members ...................................27

          ARTICLE III FINANCING OF PLAN AND INDIVIDUAL ACCOUNTS..........29

               Section 3.01 Medium of Financing the Plan.................29
               Section 3.02 Contributions................................29
               Section 3.03 Elections....................................30
               Section 3.04 Nondiscrimination Test Compliance............31
               Section 3.05 Return of Excess Contributions...............33
               Section 3.06 Form and Manner of Employer Contributions....36
               Section 3.07 Prohibition of Reversion.....................36
               Section 3.08 Transfers from Qualified Plans...............37
               Section 3.09 Participant's Election as to Investment Funds40
               Section 3.10 Suspension and Limitation of Contributions
                        Upon Withdrawal .................................42
               Section 3.11 Purchase of Employer Stock...................42

          ARTICLE IV ALLOCATIONS TO INDIVIDUAL ACCOUNTS..................45

               Section 4.01 Individual Accounts..........................45
               Section 4.02 Account Adjustments..........................45
               Section 4.03 Limitation on Allocations....................46
               Section 4.04 Voting of Shares.............................49
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

          ARTICLE V BENEFITS.............................................50

               Section 5.01 Payment of Benefits..........................50
               Section 5.02 Early Retirement Benefit.....................54
               Section 5.03 Normal Retirement Benefit....................54
               Section 5.04 Delayed Retirement Benefit...................54
               Section 5.05 Disability Retirement Benefit................54
               Section 5.06 Vested Benefit...............................55
               Section 5.07 Death Benefit................................57
               Section 5.08 Withdrawal of Contributions..................60
               Section 5.09 Participant Loans............................62
               Section 5.10 Failure to Locate............................66
               Section 5.11 Direct Rollover Election.....................67
               Section 5.12 Accounts for Participants Electing to Defer
               Distribution..............................................68

          ARTICLE VI MODIFICATIONS FOR TOP-HEAVY PLANS...................70

               Section 6.01 Application of Provisions....................70
               Section 6.02 Minimum Contribution.........................70
               Section 6.03 Accelerated Vesting..........................71

          ARTICLE VII FORM OF PAYMENT....................................73

               Section 7.01 Description of Optional Benefits.............73
               Section 7.02 Election of Options..........................74

          ARTICLE VIII ADMINISTRATION OF PLAN............................76

               Section 8.01 Plan Administrator...........................76
               Section 8.02 Claims Procedure.............................78
               Section 8.03 Records......................................79
               Section 8.04 Delegation of Authority......................79
               Section 8.05 Legal Incompetence...........................80
               Section 8.06 Correction of Errors.........................80
               Section 8.07 Qualified Domestic Relations Order Procedure.81

          ARTICLE IX AMENDMENT OR TERMINATION............................83

               Section 9.01 Amendment of Plan............................83
               Section 9.02 Termination of Plan..........................84
               Section 9.03 Distribution Upon Termination................84
               Section 9.04 Merger of Plan...............................85
               Section 9.05 Failure of Internal Revenue Service
               Qualification.............................................85
               Section 9.06 Distribution Limitation......................86

          ARTICLE X MISCELLANEOUS........................................87
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

               Section 10.01 Liability of Employer.......................87
               Section 10.02 Intent to Continue Plan and Trust...........88
               Section 10.03 Binding on Parties..........................88
               Section 10.04 Agent for Legal Process.....................88
               Section 10.05 Spendthrift Clause..........................88
               Section 10.06 Successor to Business of Employer...........89
               Section 10.07 Conflict of Provisions......................89
               Section 10.08 Successors to Trustee.......................89
               Section 10.09 Definition of Words.........................90

                        INTRODUCTION TO AMENDED AND RESTATED
                        COMDATA HOLDINGS CORPORATION 401(k)
                            SAVINGS AND RETIREMENT PLAN

              Effective as of January 1, 1988, Comdata Holdings Corporation

         and its subsidiaries adopted the Comdata Holdings Corporation

         401(k) Retirement Plan.  Since its adoption, the plan has been amended on thirteen occasions.  The primary purpose of this amendment and restatement is to incorporate all of these amendments into a single plan document.  The plan as amended and restated is identical to the prior plan as amended, except for the addition of

         Section 5.11 relating to direct rollovers and certain conforming amendments.  Unless otherwise stated or required by the context,

         the effective date of the plan as herein amended and restated is

         July 1, 1993.

                                      ARTICLE I

                                    DEFINITIONS

              As used herein, the following words and phrases shall have the meaning indicated unless otherwise defined or required by the context:
                                        1
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

              Section 1.1    "Active Participant" shall mean, with respect

         to any six-month period ending June 30 or December 31, a

         Participant who has been credited with at least one (1) Hour of

         Employment for such six-month period and is employed on the June 30 or December 31.

              Section 1.2    "Administrative Committee" or "Committee" shall

         mean the Committee to which the administrative duties and

         responsibilities under the Plan are delegated pursuant to Section

         8.04 hereof.

              Section 1.3    "Administrator" or "Plan Administrator" shall

         mean, with respect to the Plan, Comdata Holdings Corporation.

              Section 1.4    "Alternate Payee" shall mean any spouse, former

         spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to such Participant.

              Section 1.5    "Average Contribution Percentage for the

         Prohibited Group" shall mean the average of the Contribution

         Percentages of the Prohibited Group for a Plan Year as determined by adding together the Contribution Percentages of each Participant who is a member of the Prohibited Group for the Plan Year and dividing the sum by the number of Participants who are members of the Prohibited Group for that Plan Year.

              Section 1.6    "Average Contribution Percentage for the

         Protected Group" shall mean the average of the Contribution
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                                       2

         Percentages for the Protected Group for a Plan Year as determined by adding together the Contribution Percentages of each Participant who is a member of the Protected Group for the Plan Year and dividing that sum by the number of Participants who are members of the Protected Group for that Plan Year.

              Section 1.7    "Average Deferral Ratio for the Prohibited

         Group" shall mean the average of the Deferral Ratios of the

         Prohibited Group for a Plan Year as determined by adding together the Deferral Ratios of each Participant who is a member of the

         Prohibited Group for the Plan Year and dividing the sum by the number of Participants who are members of the Prohibited Group for that Plan Year.

              Section 1.8    "Average Deferral Ratio for the Protected

         Group" shall mean the average of the Deferral Ratios for the

         Protected Group for a Plan Year as determined by adding together the Deferral Ratios of each Participant who is a member of the

         Protected Group for the Plan Year and dividing that sum by the number of Participants who are members of the Protected Group for that Plan Year.

              Section 1.9    "Basic Employer Contributions" shall mean the

         contributions, if any, made pursuant to Section 3.02(a) of the

         Plan.

              Section 1.10   "Basic Employer Contributions Account" shall

         mean the amount of the Fund standing to the credit of a Participant
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                                       3
         which is attributable to the Basic Employer Contributions, together with adjustments allocable thereto under the terms of the Plan.

              Section 1.11   "Beneficiary" shall mean the designated

         recipient or recipients who shall receive any benefits payable under the Plan upon the death of a Participant.  If a Beneficiary has not been designated, the Trustee shall, upon the death of the

         Participant, pay any benefit payable under the Plan to the

         Participant's estate.  Notwithstanding the preceding, if a

         Participant is married, his Beneficiary shall be his spouse unless the Participant and his spouse choose an alternate beneficiary in accordance with Section 5.07(b).

              Section 1.12   "Board" shall mean the board of directors of

         Comdata Holdings Corporation.

              Section 1.13   "Break in Employment" shall mean a computation

         period during which an Employee has not been credited with more than five hundred (500) Hours of Employment; for these purposes,

         the computation period considered shall be determined in the same manner as under Section 1.75.

              Section 1.14   "Code" shall mean the Internal Revenue Code of

         1986 as in effect on the relevant date to be interpreted under this

         Plan.  Reference to any section of the Code shall include that section, any valid regulation promulgated thereunder, and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

              Section 1.15   "Compensation" shall mean the total salary and

         commissions paid by the Employer to the Employee, inclusive of overtime and bonus, which is attributable to the period of his participation in the Plan for each Plan Year.  For purposes of applying section 401(k)(3) and 401(m)(3) of the Code, compensation shall be as defined under section 414(s) of the Code.  For purposes of applying the limitations under sections 414(q), 404(a), 415 and

         416 of the Code, Compensation shall include only those items specified in section 1.415-2(d)(1) of the regulations and exclude only those items set forth in section 1.415-2(d)(2) of the regulations and the amounts deferred by salary reduction pursuant to Section 3.02(c) hereof for the Plan Year.  For Plan Years beginning after December 31, 1988, Compensation shall exclude amounts in excess of two hundred thousand dollars ($200,000) (or such other amount as determined in accordance with the cost-of-

         living adjustment procedures described in section 416(d) of the

         Code).  For Plan Years beginning after December 31, 1993,

         Compensation shall exclude amounts in excess of one hundred fifty thousand dollars ($150,000) (or such other amount determined in accordance with the cost-of-living procedures described in section

         416(d) of the Code).

              Section 1.16   "Contribution Percentage" shall mean the ratio

         calculated separately for each employee, the numerator of which shall be the Matching Employer Contributions paid under the Plan on his behalf for the Plan Year, and the denominator of which shall be the Employee's Compensation for the Plan Year.

              Section 1.17   "Controlled Group Member" shall mean:

                   (a)  any corporation which is a member of a controlled

         group of corporations (as defined by section 414(b) of the Code) of which the Employer is a member,

                   (b)  any other trade or business (whether or not

         incorporated) which is under common control with respect to the

         Employer (as defined by section 414(c) of the Code), or

                   (c)  any organization which is a member of an affiliated

         service group (as defined by section 414(m) of the Code);

         but only for the period during which such other corporation, trade,

         business or organization and the Employer are members of such controlled group of corporations, are under such common control or are serving as an affiliated service group.  All employees of the

         Controlled Group Members shall be treated as employed by a single employer.

              Section 1.18   "Credited Employment" shall mean the sum of an

         Employee's Years of Employment.  In the case of an Employee not entitled to a Vested Benefit as of a prior termination of

         Employment, he shall be credited with the number of Years of

         Employment prior to his Break in Employment for purposes of participation and vesting unless the number of consecutive Breaks in Employment equals or exceeds the greater of (a) five (5), or (b)

         the total number of Years of Employment before the Break in

         Employment.  Credited Employment shall not be interrupted by, but shall not include, an authorized Leave of Absence.

              Section 1.19   "Deferral Ratio" shall mean, with respect to

         any Participant, the ratio which is the result of dividing the sum of contributions made on his behalf under Section 3.02(c) in a Plan

         Year by his Compensation prior to his directing contributions in the form of salary reduction in that Plan Year.

              Section 1.20   "Delayed Retirement Benefit" shall mean the

         benefit to which a Participant is entitled at his Delayed

         Retirement Date.

              Section 1.21   "Delayed Retirement Date" shall mean, for each

         Participant, any date after his Normal Retirement Date.

              Section 1.22   "Determination Date"  shall mean, for any Plan

         Year subsequent to the first Plan Year, the last day of the preceding Plan Year and, for the first Plan Year of the Plan, the last day of that year.

              Section 1.23   "Disability Retirement Benefit" shall mean the

         benefit to which a Participant is entitled at his Disability

         Retirement Date.

              Section 1.24   "Disability Retirement Date" shall mean, for

         each Participant, the first day of the month next following the

         Administrator's determination that he is disabled.

              Section 1.25   "Domestic Relations Order" shall mean a

         judgment, decree, or order, including approval of a property settlement agreement, made pursuant to state domestic relations law or community property law that relates to the provision of child support or alimony payments to, or marital property rights of, a spouse, former spouse, child or other dependent of a Participant.

              Section 1.26   "Early Retirement Benefit" shall mean the

         benefit to which a Participant is entitled at his Early Retirement

         Date.

              Section 1.27   "Early Retirement Date" shall mean, for each

         Participant, the first day of any month coinciding with or following the date on which he attains age fifty-five (55) and completes ten (10) Years of Employment but before he reaches his

         Normal Retirement Date.

              Section 1.28   "Effective Date" shall mean the original

         effective date of the Plan which shall be January 1, 1988.

              Section 1.29   "Employee" shall mean an individual employed by

         the Employer.

              Section 1.30   "Employer" shall mean Comdata Network, Inc. (a

         Maryland corporation), Comdata Holdings Corporation (a Delaware corporation), U.S. Insta-Permit, Inc. (a Texas corporation),

         Cashex, Inc. (a Missouri corporation), Cashex West, Inc. (a

         California corporation), Instacom Check Systems, Inc. (a Texas corporation), Honest Face Systems, Inc. (a Georgia corporation),

         American Facsimile Systems, Inc., Fleetline Permit Services, Inc.,

         Fleetline Transportation Services, Inc., Financial & Communication

         Services, Inc., Fundsnet, Inc., Cashcheck International, Inc., Cal

         Permits, Incorporated, Truckers Network, Incorporated, Trucker

         Tapes, Inc., Saunders, Inc. and Cash Control Corporation, each of them.

              Section 1.31   "Employer Contributions" shall mean, if any,

         Basic Employer Contributions and Matching Employer Contributions.

              Section 1.32   "Employer Contributions Account" shall mean the

         Basic Employer Contributions Account and Matching Employer

         Contributions Account.

              Section 1.33   "Employer Stock" shall mean the common stock of

         Comdata Holdings Corporation.

              Section 1.34   "Employment" shall mean the employment

         relationship as an Employee of the Employer.

              Section 1.35   "Employment Date" shall mean the date as of

         which an Employee is credited with the first Hour of Employment upon his initial Employment.

              Section 1.36   "ERISA" shall mean Public Law 93-406, the

         Employee Retirement Income Security Act, as in effect on the relevant date to be interpreted under the Plan and regulations relative thereto.

              Section 1.37   "Family Members" with respect to a Highly

         Compensated Employee who is a Five-Percent Owner or among the ten

         (10) most highly compensated Employees during the Plan Year, shall mean such Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

              Section 1.38   "Five-Percent Owner" shall mean any person who

         owns (or is considered as owning within the meaning of section 318 of the Code) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer.

              Section 1.39   "Forfeiture" shall mean the portion of a

         Participant's Individual Account which is forfeited because of a

         Break in Employment before full vesting occurs or because of application of Section 4.03 hereof.

              Section 1.40   "Fund" or "Investment Fund" shall mean one of

         the five collective investment funds established by the Trustee as set forth in Section 3.09(a).

              Section 1.41   "Fund Earnings" shall mean, with respect to

         Investment Funds B through E, (a) the fair market value of the Fund on the current Valuation Date minus (b) the fair market value of the Fund on the Valuation Date that immediately preceded the current Valuation Date and minus (c) all contributions paid to the

         Fund from such preceding Valuation Date through the current

         Valuation Date, plus (d) all benefits paid to Participants from such preceding Valuation Date through the current Valuation Date and plus (e) fees and expenses, if any, paid by the Fund.

              Section 1.42   "Highly Compensated Employee" shall mean with

         respect to a Plan Year, any Employee who at any time during the year or the preceding Plan Year, meets one of the qualifications below:

                   (a)  a Five-Percent Owner,

                   (b)  an Employee earning more than seventy-eight

         thousand, three hundred and fifty-three dollars ($78,353) in

         Compensation from the Employer,

                   (c)  an Employee earning more than fifty-two thousand,

         two hundred and thirty-five dollars ($52,235) in Compensation from the Employer and earning more than eighty percent (80%) of all

         Employees, or

                   (d)  an officer of the Employer who received compensation

         greater than one hundred and fifty percent (150%) of the dollar limit on annual additions to a defined contribution plan under Code section 415(c)(1)(A).  If for any year no officer of the Employer received Compensation in excess of this level, the highest paid officer of the Employer shall be treated as a Highly Compensated

         Employee.

         These criteria shall be applied in accordance with section 414(q)

         of the Code and regulations thereunder as may be prescribed by the

         Secretary of the Treasury.  The dollar amount prescribed under (b)

         and (c) hereinabove will be adjusted for percentage increases in the Consumer Price Index (CPI) according to procedures issued by the Internal Revenue Service.

              Section 1.43   "Hour of Employment" shall mean the following:

                   (a)  Each hour for which an Employee is paid, or entitled

         to payment of Compensation as defined in this Article I, for the performance of duties for the Employer or for any other Controlled

         Group Member during the applicable computation period.

                   (b)  Each hour for which an Employee is paid, or entitled

         to payment of Compensation as defined in this Article I, by the

         Employer or any other Controlled Group Member on account of a period of time during which no duties are performed (irrespective of whether the Employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty or Leave of Absence; provided, however, that,

         with respect to this subsection (b):

                        (1)  no more than five hundred and one (501) Hours

         of Employment shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period),

                        (2)  hours for which an Employee is directly or

         indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation,

         unemployment compensation or disability insurance laws, and

                        (3)  hours shall not be credited for a payment which

         solely reimburses an Employee for medical or medically-related expenses incurred by the Employee.

                        For purposes of this subsection (b), a payment shall

         be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

                   (c)  Each hour for which a Participant is absent from

         work for any period by reason of the pregnancy of the Participant,

         the birth of a child of the Participant, placement of a child with the Participant in connection with the adoption of such child by such Participant or for purposes of caring for such child

         immediately following such birth or placement, but solely for determining whether a Participant has incurred a Break in

         Employment.  The hours to be credited to such Participant in accordance with this subparagraph (c) shall be the Hours of

         Employment which otherwise would normally have been credited to such Participant but for such absence, or in any case in which the

         Plan Administrator is unable to determine such Hours of Employment,

         eight (8) Hours of Employment per day of such absence; provided,

         however, that with respect to this subsection (c):

                        (1)  no more than five hundred and one (501) Hours

         of Employment shall be credited to a Participant by reason of any one such pregnancy or placement,

                        (2)  such hours shall be treated as Hours of

         Employment in the Plan Year in which the absence from work begins,

         if the Participant would be prevented from incurring a Break in

         Employment in such Plan Year solely because periods of absence are treated as Hours of Employment, or in any other case, in the immediately following year, and

                        (3)  no Hours of Employment will be credited unless

         the Participant furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish that the absence from work is for reasons referred to in this subsection (c) including a statement of the number of days for which there was such an absence.

                   (d)  Each hour for which back pay irrespective of

         mitigation of damages, is either awarded or agreed to by the

         Employer.  The same hours shall not be credited both under subsection (a), (b) or (c) and under this subsection.  Hours credited for back pay under this subsection with respect to periods described in subsection (b) shall be subject to the limitations set forth in subsection (b).

         The provisions of paragraphs (b) and (c) of 29 CFR 2530.200b-2 shall be observed in crediting Hours of Employment under this

         Section, which paragraphs are incorporated herein by reference.

              Section 1.44   "Inactive Participant" shall mean a Participant

         (including a former Participant who has a balance remaining in his

         Individual Account) who is not classified as an Active Participant with respect to a Plan Year.

              Section 1.45   "Individual Account" shall mean the amount of

         the Fund standing to the credit of each Participant attributable to


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                                      14
         all contributions made under the Plan together with adjustments allocable thereto in accordance with the terms of the Plan.

              Section 1.46   "Key Employee" shall mean any Employee, former

         Employee or Beneficiary thereof, who, at any time during the Plan

         Year in question or during any of the four (4) preceding Plan

         Years, is:

                   (a)  an officer of the Employer whose annual Compensation

         exceeds one hundred fifty percent (150%) of the amount in effect under Code section 415(c)(1)(A) for such Plan Year,

                   (b)  one of the ten (10) Employees having annual

         Compensation greater than the limitation in effect under Code section 415(c)(1)(A) and owning (or considered as owning within the meaning of section 318 of the Code) the largest interests in the

         Employer,

                   (c)  a Five-Percent Owner, or

                   (d)  a one percent (1%) owner of the Employer having an

         annual Compensation from the Employer of more than one hundred fifty thousand dollars ($150,000).

         For the purposes of paragraph (a), no more than fifty (50)

         Employees (or, if less, the greater of three (3), or ten percent

         (10%), of the Employees) shall be treated as officers.  For the purposes of paragraph (b), if two (2) Employees have the same interest in the Employer, the Employee having greater annual

         Compensation shall be treated as having the larger interest.  For the purposes of applying the terms of this definition, the

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

         provisions of Code Section 416(i) are incorporated herein by reference.

              Section 1.47  "Leave of Absence" shall mean that period during which the Participant is absent without compensation and for which the Employer, in its sole discretion, has determined him to be on a leave of absence rather than having terminated his employment.

         Such discretion of the Employer shall be exercised in a

         nondiscriminatory manner.

              Section 1.48   "Limitation Year" shall mean the Plan Year.

              Section 1.49   "Matching Employer Contributions" shall mean

         the contributions, if any, made pursuant to Section 3.02(b) of the

         Plan.

              Section 1.50   "Matching Employer Contributions Account" shall

         mean the amount of the Fund standing  to the credit of a

         Participant which is attributable to the Matching Employer

         Contributions together with adjustments allocable thereto under the terms of the Plan.

              Section 1.51   "Non-Key Employee" shall mean an Employee who

         is not a Key Employee.

              Section 1.52   "Normal Retirement Age" shall mean, for each

         Participant, age sixty-five (65).

              Section 1.53   "Normal Retirement Benefit" shall mean the

         benefit to which a Participant is entitled at his Normal Retirement

         Date.

              Section 1.54   "Normal Retirement Date" shall mean, for each

         Participant, the first day of the month coinciding with or following his Normal Retirement Age.

              Section 1.55   "Participant" shall mean any Employee who

         becomes a Participant hereunder as provided in Article II.

              Section 1.56   "Participant-Directed Account" shall mean the

         amount of the Fund standing to the credit of each Participant attributable to such Participant's Participant Tax-Deferred

         Contributions Account, Voluntary Rollover Account and Basic

         Employer Contributions Account.  Such term specifically shall not include the amount of the Fund standing to the credit of any

         Participant attributable to such Participant's Matching Employer

         Contributions Account.

              Section 1.57   "Participant Tax-Deferred Contributions" shall

         mean the contributions, if any, made pursuant to Section 3.02(c) of the Plan.

              Section 1.58   "Participant Tax-Deferred Contributions

         Account" shall mean the amount of the Fund standing to the credit of a Participant which is attributable to his Participant Tax-

         Deferred Contributions together with Fund Earnings allocable thereto under the terms of the Plan.

              Section 1.59   "Permissive Aggregation Group" shall mean the

         Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required

         Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

              Section 1.60   "Plan" shall mean the Amended and Restated

         Comdata Holdings Corporation 401(k) Savings and Retirement Plan,

         the Trust Agreement attached hereto as Exhibit A and the Trust established under that Agreement.

              Section 1.61   "Plan Year" shall mean the twelve (12) month

         period ending on December 31.

              Section 1.62   "Prohibited Group" shall mean those

         Participants who are considered Highly Compensated Employees.

              Section 1.63   "Protected Group" shall mean those Participants

         who are not members of the Prohibited Group.

              Section 1.64   "Qualified Domestic Relations Order" shall mean

         a Domestic Relations Order which creates or recognizes the existence of an Alternate Payee's right to, or assigns to an

         Alternate Payee the right to receive all or a portion of the benefits payable to a Participant under the Plan and does not alter the amount or form of Plan benefits.  Any order that is qualified under this Section shall remain qualified with respect to a successor plan of the Employer or a plan of a successor employer.

                   (a)  To be a Qualified Domestic Relations Order, a

         Domestic Relations Order shall specify the following:

                        (1)  the name and the last known mailing address, if

         any, of the Participant and the name and mailing address of each

         Alternate Payee covered by the order,

                        (2)  the amount or percentage of the Participant's

         benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined,

                        (3)  the number of payments or period to which such

         order applies, and

                        (4)  a statement that such order applies to this

         Plan.

                   (b)  Such order shall not require:

                        (1)  the Plan to provide any type or form of

         benefits, or any option, not otherwise provided under the Plan, or

                        (2)  the payment of benefits to an Alternate Payee

         which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic

         Relations Order.

                   (c)  A Domestic Relations Order shall not be treated as

         failing to meet the requirements of subparagraph (b)(1) above solely because such order requires that payment of benefits be made to an Alternate Payee:

                        (1)  in the case of any payment before a Participant

         has separated from Employment on or after the date on which the

         Participant attains (or would have attained) the earliest

         retirement date,

                        (2)  as if the Participant had retired on the date

         on which such payment is to begin under such order (but taking into account only the value of the Participant's Individual Account on such date), and

                        (3)  in any form in which such benefits may be paid

         under the Plan to the Participant (other than the form of a joint and survivor annuity with respect to the alternate payee and his or her subsequent spouse).

                             For this purpose, "earliest retirement date"

         shall mean the earlier of: (i) the date on which the Participant is entitled to a distribution under the Plan, or (ii) the later of the date the Participant attains age fifty (50), or the earliest date on which the Participant could begin receiving benefits under the

         Plan if lie separated from service.

                   (d)  To the extent provided in a Qualified Domestic

         Relations Order, the former spouse of a Participant shall be treated as a surviving spouse for purposes of sections 401 (a)(11)

         and 417 of the Code.

              Section 1.65   "Reemployment Date" shall mean the date as of

         which an Employee is credited with the first Hour of Employment upon a resumption of Employment after an interruption in

         Employment.

              Section 1.66   "Required Aggregation Group" shall mean (a)

         each qualified plan of the Employer in which at least one Key

         Employee participates or participated at any time during the determination period (regardless of whether the plan has

         terminated), and (b) each other qualified plan of the Employer which enables a plan described in clause (a) to meet the requirements of sections 401(a)(4) or 410 of the Code.

              Section 1.67   "Retirement" shall mean any of the forms of

         retirement set forth in Article V hereof (but shall not mean any payment of a benefit hereunder pursuant to Section 5.06).

              Section 1.68   "Top Heavy Plan" shall mean this Plan for any

         Plan Year if, as of the Determination Date, any of the following conditions exist:

                   (a)  the Top Heavy Ratio for this Plan exceeds sixty

         percent (60%) and this Plan is not part of any Required Aggregation

         Group or Permissive Aggregation Group of plans,

                   (b)  this Plan is a part of a Required Aggregation Group

         of plans but not part of a Permissive Aggregation Group and the Top

         Heavy Ratio for the group of plans exceeds sixty percent (60%), or

                   (c)  this Plan is a part of the Required Aggregation

         Group and part of a Permissive Aggregation Group of plans and the

         Top Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

              Section 1.69   "Top Heavy Ratio" shall mean, for any Required

         or Permissive Aggregation Group, as appropriate, a fraction, the numerator of which is the sum of account balances hereunder plus,

         if the Employer maintains a defined benefit plan in addition to this Plan, the sum of the present value of accrued benefits thereunder for all Key Employees as of the Determination Date(s),

         and the denominator of which is the sum of the account balances under this Plan plus, if the Employer maintains a defined benefit plan, the present value of accrued benefits thereunder for all

         Participants as of the Determination Date(s), all determined in accordance with section 416 of the Code and the regulations thereunder.  The accrued benefits and account balances in both the numerator and denominator to the Top Heavy Ratio are increased for any distribution made in the five (5)-year period ending on the

         Determination Date.  For purposes of the above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the twelve (12)-month period ending on the

         Determination Date, except as provided in section 416 of the Code and the regulations thereunder.  The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was

         a Key Employee in a prior year, or (2) who has not been credited with at least one (1) Hour of Employment with any employer maintaining the plan at any time during the five (5)-year period ending on the Determination Date will be disregarded.  The account balances and accrued benefits of a former Employee who has performed no services for the Employer for five (5) years shall be disregarded in determining whether the Plan is Top Heavy.  The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder. Employee contributions and salary deferrals will be taken into account for purposes of computing the

         Top Heavy Ratio.  When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

              Section 1.70   "Trust Agreement" shall mean Exhibit A as

         attached hereto and incorporated by reference as part of this Plan.

              Section 1.71   "Trust Fund" shall mean the Fund.

              Section 1.72   "Trustee" shall mean the party or parties

         designated as such under the Trust Agreement.

              Section 1.73   "Valuation Date" shall mean March 31, June 30,

         September 30 and December 31 and such other date or dates during a

         Plan Year selected by the Administrator.

              Section 1.74   "Vested Benefit" shall mean the portion of his

         Individual Account value to which a Participant is entitled as determined under Section 5.06.

              Section 1.75 "Voluntary Rollover Account" shall mean the

         amount of the Fund standing to the credit of a Participant or

         Employee which is attributable to his voluntary rollover of funds pursuant to Section 3.08, together with Fund Earnings allocable thereto under the terms of the Plan.

              Section 1.76   "Year of Employment" shall mean the computation

         period of twelve (12) consecutive months, as set forth herein below, during which an Employee has been credited with at least one thousand (1,000) Hours of Employment.

                   (a)  For purposes of eligibility for participation, the

         initial computation period shall begin with the date on which the

         Employee first performs an Hour of Employment.  The computation period beginning after a Break in Employment shall be measured from the date on which the Employee again performs an Hour of

         Employment.  After the initial computation period, the

         participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Employment.

                   (b)  For purposes of determining Credited Employment, the

         computation period shall be the Plan Year.

                   (c)  With regard to Honest Face Systems, Inc., Years of

         Employment for purposes of determining participation shall include service with Honest Face Systems, Inc. prior to its acquisition by

         Comdata Holdings Corporation.  Years of Employment for purposes of determining Credited Employment for employees of Honest Face

         Systems, Inc. shall include all service beginning with July 14,

         1982 and excluding all prior service.

                   (d)  With regard to American Facsimile Systems, Inc.,

         Years of Employment for purposes of determining participation shall include all service with American Facsimile Systems, Inc. prior to its acquisition by Comdata Holdings Corporation.  The preceding notwithstanding, no employee of American Facsimile Systems, Inc.

         shall enter the Plan as provided under Section 2.02 prior to the date of acquisition, which is December 22, 1988.  Years of

         Employment for purposes of determining Credited Employment for employees of American Facsimile Systems, Inc. shall include only service beginning with date of acquisition, December 22, 1988, and exclude all prior service.

                   (e)  With regard to Fleetline Permit Services, Inc. and

         Fleetline Transportation Services, Inc., Years of Employment for

         purposes of determining participation shall include all service with Fleetline Permit Services, Inc. or Fleetline Transportation

         Services, Inc. prior to their acquisition by Comdata Holdings

         Corporation.  The preceding notwithstanding, no employee of

         Fleetline Permit Services, Inc. or Fleetline Transportation

         Services, Inc. shall enter the Plan as provided under Section 2.02 prior to the date of acquisition, which is May 31, 1989.  Years of

         Employment for purposes of determining Credited Employment for employees of Fleetline Permit Services, Inc. or Fleetline

         Transportation Services, Inc. shall include only service beginning with the date of acquisition, May 31, 1989, and exclude all prior service.

                   (f)  With regard to Financial & Communication Services,

         Inc., Fundsnet, Inc. and Cashcheck International, Inc., Years of

         Employment for purposes of determining participation shall include all service with Financial & Communication Services, Inc.,

         Fundsnet, Inc. and Cashcheck International, Inc. prior to their acquisition by Comdata Holdings Corporation.  The preceding notwithstanding, no employee of Financial & Communication Services,

         Inc., Fundsnet Inc. or Cashcheck International, Inc. shall enter the Plan as provided under Section 2.02 prior to the date of acquisition, which is June 30, 1989.  Year of Employment for purposes of determining Credited Employment for employees of

         Financial & Communication Services, Inc., Fundsnet, Inc. or

         Cashcheck International, Inc. shall include only service beginning with the date of acquisition, June 30, 1989, and exclude all prior service.

                   (g)  With regard to Cal Permits, Incorporated and

         Truckers Network, Incorporated, Years of Employment for purposes of determining participation shall include all service with Cal

         Permits, Incorporated and Truckers Network, Incorporated prior to their acquisition by Comdata Corporation.  The preceding

         notwithstanding, no employee of Cal Permits, Incorporated or

         Truckers Network, Incorporated shall enter the Plan as provided under Section 2.02 prior to July 1, 1990.  Years of Employment for purposes of determining Credited Employment for employees of Cal

         Permits, Incorporated and Truckers Network, Incorporated shall include only service beginning with the date of acquisition, March

         27, 1990, and exclude all prior service.

                   (h)  With regard to Trucker Tapes, Inc., Years of

         Employment for purposes of determining participation shall include all service with Trucker Tapes, Inc. prior to its acquisition by

         Comdata Corporation.  The preceding notwithstanding, no employee of

         Trucker Tapes, Inc. shall enter the Plan as provided under Section

         2.02 prior to January 1, 1991.  Years of Employment for purposes of determining Credited Employment for employees of Trucker Tapes,

         Inc. shall include only service beginning with the date of acquisition, December 31, 1990, and exclude all prior service.

                   (i)  With regard to Saunders, Inc. and Cash Control

         Corporation, Years of Employment for purposes of determining participation shall include all service with Saunders, Inc. and

         Cash Control Corporation prior to their acquisition by Comdata

         Holdings Corporation.  The preceding notwithstanding, no employee of Saunders, Inc. or Cash Control Corporation shall enter the Plan as provided under Section 2.02 prior to January 1, 1994.  Year of

         Employment for purposes of determining Credited Employment for employees of Saunders, Inc. or Cash Control Corporation shall include only service beginning with the date of acquisition,

         December 7, 1993, and exclude all prior service.

                                    ARTICLE II

                           ELIGIBILITY AND PARTICIPATION

              Section 2.01   Eligibility.  Each Employee shall be eligible

         to participate in the Plan upon the latest of:

                   (a)  the Effective Date,

                   (b)  the date on which he completes one (1) Year of

         Employment, or

                   (c)  the date on which he attains age twenty-one (21).

              Notwithstanding the above, each Employee who was employed on or before January 1, 1988 and who is expected to complete a Year of

         Employment for purposes of eligibility shall be eligible to participate in the Plan as of the Effective Date.

              Section 2.02   Entry and Participation. Each Employee who is

         eligible to become a Participant shall become a Participant and enter the Plan on the January 1, April 1, July 1 or October 1

         coincident with or next following the date he shall have satisfied the conditions of eligibility.

              Section 2.03   Reemployment.  Notwithstanding the foregoing

         Section, an Employee

         who is reemployed and who was a Participant, or who had satisfied the conditions of eligibility as of a prior termination of

         Employment, shall become a Participant and enter the Plan on his

         Reemployment Date.

              Section 2.04   Acceptance.  The Plan shall not be deemed to

         constitute a contract between the Employer and an Employee; neither shall it be a consideration nor an inducement for the Employment of any Employee.  No provisions of the Plan shall be deemed to abridge or limit any managerial right of the Employer, give any Employee the right to be retained in Employment, or to interfere with the right of the Employer to discharge any Employee at any time regardless of the effect which such discharge may have on him as a

         Participant.  By his act of participation in the Plan, each

         Participant on behalf of himself, his heirs, his assigns and

         Beneficiary shall be deemed conclusively to have agreed to and accepted the terms and conditions of the Plan.

              Section 2.05 Employees Who Are Officers, Shareholders or

         Highly Compensated.  Employees who are either officers or

         shareholders of the Employer or are highly compensated may participate hereunder on and after the Effective Date only if they meet the same eligibility requirements which must be met by other

         Employees as stated herein in Section 2.01.

              Section 2.06 Absence in the Armed Services.  In the case of all Employee or a Participant who is granted a Leave of Absence by reason of service in the armed forces of the United States of

         America and who returns to Employment on or before the expiration of ninety (90) days after the date on which he is entitled to be released from active duty in the armed forces (or at such other date as the law may specify as to reemployment), such Employment,

         to the extent required by law, shall be treated as continuous despite such absence solely for purposes of determining that the

         Employee has not incurred a Break in Employment.

              Section 2.07 Transfers Among Employers which are Controlled

         Group Members.  A transfer of an Employee directly from one employer which is a Controlled Group Member to another shall not constitute a termination of Employment or an interruption in

         Credited Employment; provided, however, that there shall be no duplication of benefits.  Upon his transfer, the Years of

         Employment with which he was credited under the plan of the employer from which he transferred shall count as Years of

         Employment under the plan of the Controlled Group Member to which he transferred.

                                    ARTICLE III

                     FINANCING OF PLAN AND INDIVIDUAL ACCOUNTS

         Section 3.01 Medium of Financing the Plan.  Investment of all

        contributions made under the Plan and all transactions of the Trust

        Fund shall be made in accordance with the terms of the Trust

        Agreement, as it may be amended from time to time, which shall constitute a part of the Plan and which is attached hereto as Exhibit

        A.

         Section 3.02   Contributions.

              (a)  Basic Employer Contributions. For each Plan Year the

        Employer may pay to the Trustee as a contribution to the Plan on behalf of each Participant who has been credited with at least one thousand (1,000) Hours of Employment during the Plan Year and who is employed on the last day of the Plan Year an amount not to exceed that percentage of such Participant's Compensation as may be approved by the Board.

              (b)  Matching Employer Contributions. For the allocation period ending on June 30 and December 31 of each Plan Year, the Employer shall pay to the Trustee as a contribution to the Plan on behalf of each Active Participant who has made contributions during such allocation period pursuant to Section 3.02(c) below and who is an

        Employee on such date an amount equal to a percentage not to exceed one hundred percent (100%) of the Participant Tax-Deferred

        Contributions of up to three percent (3%) of Compensation; such percentage shall initially equal one hundred percent (100%) of the first one hundred dollars ($100) of Participant Tax-Deferred

        Contributions made by a Participant during a Plan Year and fifty percent (50%) of any additional Participant Tax-Deferred

        Contributions made by the Participant during the year up to three percent (3%) of Compensation.  Such percentages may be revised at any time by appropriate action of the Board.

              (c)  Participant Tax-Deferred Contributions.  Effective June 1,

        1988, each Participant may sign, but is not required to sign, a written participation form (hereinafter referred to as the

        "Participation Agreement").  The terms of the Participation Agreement shall provide that the Participant agrees to accept a reduction in

        Compensation from the Employer, subject to the limitations hereinafter described, only not to exceed twenty percent (20%) of his

        Compensation for the Plan Year and not to exceed eight thousand nine hundred ninety four dollars ($8,994) for the 1993 calendar year, with this dollar limit adjusted for percentage increases in the Consumer

        Price Index (CPI) according to procedures by the Internal Revenue

        Service.  In consideration of such Agreement, the Employer will make a contribution to the Plan on behalf of the Participant in an amount equal to the total amount by which the Participant's Compensation from the Employer was reduced pursuant to the Participation

        Agreement.

         Section 3.03 Elections.  Elections to make, discontinue, resume or change the amount of Participant Tax-Deferred Contributions hereunder shall be permitted at such time or times, and in such manner and form, as shall be uniformly and nondiscriminatorily established by the Plan Administrator.

         Section 3.04 Nondiscrimination Test Compliance.  Each Plan Year, the

        Plan Administrator shall monitor the annual additions to the

        Individual Account of each Participant to ensure that each of the following tests is satisfied:

              (a)  Nondiscrimination Test for Participant Tax-Deferred

        Contributions.  For each Plan Year,

                   (i)  the Average Deferral Ratio of the Prohibited Group

        shall not exceed the Average Deferral Ratio of the Protected Group multiplied by one and one-quarter (1.25), or

                   (ii) the Average Deferral Ratio of the Prohibited Group

        shall not exceed the Average Deferral Ratio of the Protected Group multiplied by two (2.0) and the excess of the Average Deferral Ratio of the Prohibited Group over the Protected Group shall not be more than two (2) percentage points.

                   In the event that neither of these tests is satisfied,

        adjustments shall be made pursuant to Section 3.05.

              (b)  Nondiscrimination Test for Matching Employer

        Contributions.  For each Plan Year,

                   (i)  the Average Contribution Percentage of the Prohibited

        Group shall not exceed the Average Contribution Percentage of the

        Protected Group multiplied by one and one-quarter (1.25), or

                   (ii) the Average Contribution Percentage of the Prohibited

        Group shall not exceed the lesser of the Average Contribution

        Percentage of the Protected Group multiplied by two (2.0) or the

        Average Contribution Percentage of the Protected Group plus two (2)

        percentage profits.

                   If necessary to ensure compliance with this requirement,

        the Plan Administrator may direct that Participant Tax-Deterred

        Contributions in the Plan Year also be taken into account in calculating the Average Contribution Percentage.  In the event that neither of these tests is satisfied, adjustments shall be made pursuant to Section 3.05.

              (c)  Nondiscrimination Test for Aggregate Contributions.  For

        Plan Years beginning after December 31, 1988, the sum of the Average

        Deferral Ratio of the Prohibited Group and the Average Contribution

        Percentage of the Prohibited Group shall not exceed the aggregate limit described hereinbelow.  The aggregate limit is the sum of (1)

        and (2) where

                   (1)  is one and one-quarter (1.25) multiplied by the

        greater of

                        (i)  the Average Deferral Ratio of the Protected

        Group, or

                        (ii) the Average Contribution Percentage of the

        Protected Group, and

                   (2)  is the lesser of (i) or (ii) above multiplied by two

        (2), but in no event more than lesser of (i) or (ii) above plus two

        (2) percentage points.

                   The Average Deferral Ratio and Average Contribution

        Percentage of the Prohibited Group shall be determined after any corrective distribution is made to ensure compliance with Sections

        3.04(a) or (b) above.  In the event the aggregate limit is exceeded,

        adjustments shall be made pursuant to Section 3.05.

              (d)  Inclusion of Family Members. For purposes of determining the Contribution Percentage and Deferral Ratio of a Participant who

        is a Highly Compensated Employee, the relevant contributions attributable to and Compensation of such Participant shall include the contributions attributable to and Compensation of his Family

        Members, and such Family Members shall be disregarded in determining the Average Contribution Percentage and Average Deferral Ratio of the

        Protected Group.

         Section 3.05   Return of Excess Contributions.  In the event that

        contributions are credited to a Participant's Individual Account in excess of the limitations described in Section 3.02(c) or 3.04 hereinabove, such excess contributions shall be disbursed to the

        Participant or recharacterized as follows:

              (a)  Participant Tax-Deferred Contributions in excess of the eight thousand nine hundred ninety four dollars ($8,994) limit described in Section 3.02(c) (including appropriate adjustments)

        shall be distributed to the Participant, along with Fund Earnings allocated thereto, no later than April 15 following the calendar year in which such contributions were made.  It there has been a net investment loss, instead of income, allocable to such excess

        Participant Tax-Deferred Contributions, the amount of such

        Participant Tax-Deferred Contributions to be distributed hereunder shall be reduced by such loss to the extent permitted by section

        401(k)(8) or 401(m)(6) of the Code.

              (b)  Participant Tax-Deferred Contributions and Matching

        Employer Contributions that exceed the maximum amount permitted by the nondiscrimination tests described in Section 3.04 shall be distributed to the Participant, along with Fund Earnings allocable thereto no later than the last day of the following Plan Year.  If the excess Matching Employer Contribution is not fully vested, such non-vested portion shall constitute a Forfeiture and shall be allocated as such according to Section 4.02(c), except that such forfeited amounts shall not be allocated to the Individual Account of a Participant whose contributions have been reduced for the Plan Year under this subsection (b).  The maximum amount of Participant Tax-

        Deferred and Matching Employer Contributions permitted under the limitations of Section 3.04 shall be determined by reducing the amount of such contributions made on behalf of Highly Compensated

        Employees in the order of their Deferral Percentages and Contribution

        Percentages, beginning with the highest. This determination of maximum amount shall be made in accordance with the provisions of section 401(m) of the Code and regulations thereunder.

              (c)  The Fund Earnings allocable to such excess contributions for the Plan Year are determined by multiplying the Fund Earnings allocable to the Participant Tax-Deferred Contributions Account (or

        the Matching Employer Contributions Account as applicable) by a fraction.  The numerator of the fraction is the excess contribution to the respective account for the Plan Year and the denominator is the total balance of the Plan Year, reduced by Fund Earnings allocable to such account for the Plan Year.

                   The Fund Earnings allocable to excess contributions for

        the period between the end of the Plan Year and the date of the corrective distribution are equal to ten percent (10%) of the Fund

        Earnings allocable to the excess contributions for the Plan Year as determined under the preceding paragraph, multiplied by the number of calendar months that have elapsed since the end of the Plan Year.  In this determination, a distribution on or before the fifteenth day of the month will be treated as having been distributed on the last day of the preceding month; a distribution made after the fifteenth day of the month will be treated as having been distributed on the last day of the month.



         Section 3.06   Form and Manner of Employer Contributions.  Employer

        Contributions may be made on any date or dates the Employer elects,

        but the total amount of its contribution for any Plan Year shall be paid within the period described in section 404(a)(6) of the Code.

        Although it is the intent of the Employer that its contributions hereunder shall be regular and substantial, the Employer shall be under no duty to contribute the same amount or to contribute the same percentage of its profits for every Plan Year.

         Section 3.07   Prohibition of Reversion.  Subject to Section 4.03,

        the Employer Contributions to the Plan shall be made irrevocably and it shall be impossible for the assets of the Plan to inure to the benefit of the Employer or to be used in any manner other than for the exclusive purpose of either providing benefits to Participants and Beneficiaries or defraying reasonable expenses of administering the Plan; provided, however, that nothing herein shall be construed to prohibit the return to the Employer of all or part of a contribution as follows:

              (a)  which is made by the Employer by a mistake of fact,

        provided the return of such contribution is made within one (1) year after the payment thereof;

              (b)  to the extent a deduction thereof under section 404 of the

        Code is disallowed, provided the return of such contribution is limited to the amount disallowed and is made within one year after the disallowance; or

              (c)  which is conditioned upon initial Internal Revenue Service qualification of the Plan under Section 9.05 hereof, provided the return is made within one (1) year after the denial of qualification of the Plan.

         Section 3.08   Transfers from Qualified Plans.

              (a)  General.  With the consent of the Administrator, amounts may be transferred from other qualified plans by Employees, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer.  The amounts transferred shall be set up in the transferring Participant's Voluntary Rollover Account.  Such account shall be fully vested at all times and shall not be subject to forfeiture for any reason.

              (b)  Distribution of Voluntary Rollover Account.  Amounts in a

        Participant's Voluntary Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by,

        or distributed to, the Participant, in whole or in part, except as follows:

                   (i)  Except as permitted by regulations (including

        Regulation section 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation section 1.401(k)-1(g)(3)),

        including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in

        Regulation 1.401(k)-1(d).

                   (ii) At Normal Retirement Date, or such other date when

        the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Voluntary

        Rollover Account shall be used to provide additional benefits to the

        Participant or his Beneficiary.  Any distributions of amounts held in

        Participant's Voluntary Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Article V.

        Furthermore, such amounts shall be considered as part of a

        Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

              (c)  Definitions.  For purposes of this Section, the term

        "qualified plan" shall mean any tax qualified plan under Code section

        401(a).  The term "amounts transferred from other qualified plans"

        shall mean:  (i) amounts transferred to this Plan directly from another qualified plan; (ii) lump-sum distributions received by an

        Employee from another qualified plan which are eligible for tax free rollover to a qualified plan and which are transferred by the

        Employee to this Plan within sixty (60) days following his receipt thereof; (iii) amounts transferred to this Plan from a conduit individual retirement account, provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution, (B) were eligible for tax-free rollover to a qualified plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) day of his receipt thereof from such conduit individual retirement account.

              (d)  Other Limitations.  Prior to accepting any transfers to which this Section applies, the Administrator may require the

        Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the

        Employee to provide an opinion of counsel satisfactory to the

        Employer that the amounts to be transferred meet the requirements of this Section.  Further, this Plan shall not accept any direct or indirect transfers (as that term is defined and interpreted under

        Code section 401(a)(11) and the regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.

        Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such transfer) shall only be permitted if it will not result in the elimination or reduction of any benefit protected by

        Code section 411(d)(6).

         Section 3.09    Participant's Election as to Investment Funds.

              (a)  General.  Subject to the terms and conditions set forth herein, each Participant shall be entitled to make an election to direct how his Participant-Directed Account shall be invested.  Each such Participant shall be entitled to allocate his account balance in increments of 10% in and among the Investment Funds described below.

                   Fund A shall consist of shares of Employer Stock.

                   Fund B shall consist of a stock index fund.

                   Fund C shall consist of a managed portfolio of fixed

        income and equity-type securities.

                   Fund D shall consist of a managed portfolio of short- and

        intermediate-term bonds.

                   Fund E shall consist of a money market fund.

              (b)  Elections.     Each Participant shall make an initial

        election at the time of enrollment in the Plan.  Until the

        Participant makes a new election, the initial election shall remain in effect and shall apply to all present and future allocations to the Participant's Participant-Directed Account.  A Participant shall be entitled to change his election within a specified period of time established by the Administrator prior to the date on which the change is to become effective.  Changes in investment elections by

        Participants hereunder shall become effective on January 1, April 1,

        July 1 or October 1 of each Plan Year or at such other time or times as the Administrator, in a uniform and nondiscriminatory manner, may determine.  Should a Participant fail to make an initial election for his Participant-Directed Account to be invested in any Fund or combination of Funds or fail to make an election which equals 100% of his Participant-Directed Account, such undesignated amount shall be invested in Fund E.

              (c)  Election to Transfer Assets.  Each Participant shall be entitled to transfer assets between and among the Funds. Such election to transfer assets shall specify the percentage of the

        Participant's Individual Account balance to be transferred and shall specify the funds involved.  Each Participant shall be entitled to elect such transfer as described herein within a specified period of time established by the Administrator prior to the date on which the change is to become effective, subject to the limitations described herein.  Changes in investment elections by Participants hereunder shall become effective on January 1, April 1, July 1 or October 1 of each Plan Year or at such other time or times as the Administrator,

        in a uniform and nondiscriminatory manner, may determine.

              (d)  Form of Elections.  Each election made pursuant to this

        Section shall be made in such manner and at such time or times as the

        Administrator in its sole discretion may determine.

              (e)  Investment of Matching Employer Contributions Account.

        Amounts allocated to a Participant's Matching Employer Contributions

        Account shall be invested in Fund A or in such other manner as determined by the Administrator in its sole discretion.

        Notwithstanding anything herein to the contrary, such amounts shall not be subject to the Participant elections described in this Section

        3.09.

         Section 3.10   Suspension and Limitation of Contributions upon

        Withdrawal. Notwithstanding Sections 3.02(c) and 3.03 hereinabove, if a Participant is granted a hardship withdrawal of funds from his

        Participant Tax-Deferred Contributions Account pursuant to Section

        5.08(b), then his Participant Tax-Deferred Contributions to this Plan or his contributions or salary deferrals to any other qualified plan maintained by the Employer shall be suspended for a period of twelve

        (12) full months following the date of such distribution.  After the twelve (12) month suspension period, his Participant Tax-Deferred

        Contributions shall resume on the next following January 1 or July 1 in the same amount previously elected, unless the Participant has made a contrary election pursuant to Section 3.03.

         Further, in the calendar year following the year in which a

        Participant receives a hardship withdrawal, the dollar limit described in Section 3.02(c) shall be reduced by the amount of the

        Participant's Tax-Deferred Contributions for the calendar year of the withdrawal.

         Section 3.11   Purchase of Employer Stock.

              (a)  Subject to the provisions of paragraph (b) below, the

        Trustee shall purchase all shares of Employer Stock for Fund A either

        (i) in the open market, or (ii) privately from any other person or entity (including, without limitation, a Participant or an Employer)

        at a price per share not in excess of the closing sale price on the date of purchase as reported in the share note in excess of the closing sale price on the date of purchase as reported in the share not in excess of the closing sale price on the date of purchase as reported in the NASDAQ National Market listing, or if Employer Stock is traded on a national securities exchange, at a price per share equal to the closing price on the date of purchase of Employer Stock as reported by the exchange, or if there were no such trades on the date of purchase, at a price per share equal to the closing price on the last day immediately preceding the date of purchase on which shares of Employer Stock were traded on such exchange.

              (b)  Notwithstanding the foregoing provisions of paragraph (a)

        above, (i) in no event shall the Trustee purchase shares of Employer

        Stock from a person or entity the sale by whom would subject such person or entity to liability under Section 16(b) of the Securities

        Exchange Act of 1934, as amended, and (ii) in the event that the

        Trustee purchases shares of Employer Stock from any person or entity that is a "party in interest" (within the meaning of Section 3(14) of

        ERISA), then such purchase shall satisfy in all respects the provisions of Section 408(e) of ERISA (and the regulations promulgated thereunder).

                                    ARTICLE IV

                        ALLOCATIONS TO INDIVIDUAL ACCOUNTS

         Section 4.01 Individual Accounts.  On each Valuation Date the

        Trustee shall determine the value of the Fund at its fair market value adjusted for appropriate accrual items, and the balances of all

        Individual Accounts shall be brought up to date in accordance with this Article so that the sum total of the balances of all Individual

        Accounts shall equal the value of the Fund on such date.  All entries to Individual Accounts shall be conclusive and binding on all

        Participants and Beneficiaries.

         Section 4.02   Account Adjustments.

              (a)  Allocation of Contributions.  As of each Valuation Date,

        the Participant Tax-Deferred Contributions Account, Voluntary

        Rollover Account, Basic Employer Contributions Account and Matching

        Employer Contributions Account of each Participant shall be brought up to date and credited with contributions made since the last

        Valuation Date, as applicable.  Participant Tax-Deferred

        Contributions may be considered allocated as of any date within the

        Plan Year if such contributions are actually made to the Plan no later than thirty (30) days after the end of the Plan Year.

              (b)  Allocation of Fund Income.  As of each Valuation Date,

        dividends and other income attributable to Employer Stock and Fund

        Earnings attributable to the investments made by the Trustee in Funds

        B through E shall be allocated to each Participant's respective accounts.

                   Dividends on Employer Stock shall be allocated to each

        account in the ratio that the number of shares of Employer Stock in each respective account on the date the dividends are declared bears to the total number of shares of Employer Stock in all accounts on such date.  The Fund Earnings shall be allocated to the accounts in proportion to the value of the account for the period since the last

        Valuation Date, debited by the amount of withdrawals, if any, made since that Valuation Date.  Adjustments may be made in an equitable manner, to accurately reflect Fund Earnings based upon an average account balance during the period.

              (c)  Forfeitures.  Forfeitures which become available for

        reallocation under the terms of Sections 3.04 or 5.06 shall be used to reduce or to augment the Matching Employer Contributions made under Section 3.02(b), as the Board may direct in any Plan Year.

         Section 4.03   Limitation on Allocations.

              (a)  Annual Additions Limitation. Subject to further reduction under subsections (b) and (c), the annual additions to the Individual

        Account of a Participant shall not exceed the Maximum Permissible

        Amount.  For purposes of this Section, "annual additions" shall mean,

        for any Limitation Year, reallocated Forfeitures plus the sum of the

        Participant's Tax-Deferred Contributions and the Participant's

        allocable share of Employer Contributions, all determined prior to any corrective distribution or Forfeiture pursuant to Section 3.05.

              (b)  Maximum Permissible Amount.  For any Limitation Year, the

        Maximum Permissible Amount shall mean the lesser of:

                   (1)  thirty thousand dollars ($30,000) (or such greater

        amount according to the cost-of-living adjustment permissible under

        415(d)(3) of the Code and determined by the Commissioner of Internal

        Revenue for the Limitation Year or, if greater, one-fourth (1/4) of the limit for defined benefit plans as set forth in Section 415(b)(1)

        of the Code as in effect for the Limitation Year), or

                   (2)  twenty-five percent (25%) of the Compensation

        received by the Participant from the Employer for the Limitation

        Year.

                   If because of an amendment changing the Limitation Year a

        short Limitation Year is created, then the Maximum Permissible Amount will not exceed thirty thousand dollars ($30,000) multiplied by the following fraction:

              Number of months in the short Limitation Year - twelve (12)

              (c)  Aggregation of Plans. If, in addition to this Plan, the

        Employer maintains another defined contribution plan, then the limitations under section 415 of the Code shall apply as if such other plan and this Plan were one plan, and the limitation under subsection (a) shall be reduced correspondingly by the amount of annual additions (as defined in section 415(c) of the Code) allocated to the account or accounts of a Participant covered under such other plan.

              (d)  Disposition of Excess Amounts.  If a reduction of amounts to be allocated to a Participant's Individual Account is necessitated by such facts and circumstances as the Commissioner finds justify the application of the limits imposed by section 415 of the Code, such reduction shall be as follows:

                   (1)  the Participant Tax-Deferred Contributions in excess

        of the limit shall be distributed to the Participant prior to April

        15 of the year following the year of deferral;

                   (2)  the amount of such reduction consisting of Employer

        Contributions shall be allocated and reallocated to the Employer

        Contributions Accounts of other Participants in accordance with the formula for allocating Employer Contributions in Section 4.02 to the extent that such amounts do not exceed the limitations of this

        Section; and

                   (3)  If such reductions cannot be allocated in the

        foregoing manner, such reductions shall be allocated to a suspense account and held therein until the next Valuation Date and succeeding

        Valuation Dates as of which such amounts can be either allocated or credited under Section 4.02 until the amount in the suspense account is exhausted.  Notwithstanding the foregoing, the Employer shall not contribute any amount that would cause an allocation to the suspense account as of the Valuation Date such contribution is allocated.  If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contribution were the date of allocation; and, provided, further,

        that investment gains and losses and other income shall not be allocated to the suspense account.  Upon termination of the Plan, the suspense account shall revert to the Employer to the extent it may not then be allocated to any Individual Account of a Participant.

         Section 4.04  Voting of Shares. Effective May 1, 1993, the Trustee

        shall vote all shares of Employer Stock which are allocated to each

        Participant's Individual Account.

                                     ARTICLE V

                                     BENEFITS

              Section 5.01   Payment of Benefits.

              (a)  Determination of Value.

                   The value of an Individual Account which is to be

        distributed pursuant to the normal form of benefit described in

        Section 5.01(e) below shall be determined as an amount equal to the balance of such Individual Account as of the Valuation Date next preceding the date of the termination of the Employment, or

        Retirement, of the Participant, plus any contributions credited to his account since that time, together with Fund Earnings credited or charged thereto as of each subsequent Valuation Date up to and including the Valuation Date which next precedes the date such determination is made less the sum of any distributions to such

        Participant since such Valuation Date and less the portion of such account, if any, which is to be paid to an Alternate Payee in accordance with the terms of a Qualified Domestic Relations Order.

              (b)  General Conditions.

                   (1)  Before payment of any benefit hereunder, the

        Administrator may require that written application be made by the

        Participant or Beneficiary, as the case may be, and submitted to the

        Administrator in such form and manner as it shall uniformly and nondiscriminatorily prescribe.

                   (2)  The Plan Administrator shall require the written

        consent of the Participant prior to the commencement of the distribution of any part of his benefit if the value of such benefit is greater than three thousand five hundred dollars ($3,500).

                   (3)  Any payment made in accordance with the provisions of the Plan to a Participant or Beneficiary, or to their legal representative, shall, to the extent of the method of computation as well as the amount thereof, constitute full satisfaction of claims hereunder against the Trustee, the Committee and the Administrator,

        any of whom may require such Participant, Beneficiary or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor.

                   (4)  The distribution of the Participant's entire interest in the Plan will be made in a lump sum or in periodic payments over a period not exceeding the life expectancy of the Participant or the joint life expectancy of the Participant and his designated

        Beneficiary.

              (c)  Time of Payment.  Benefits shall be paid as soon as is practicable after the value thereof shall have been determined, and when a Participant becomes eligible for a benefit, in accordance with the terms of this Article V. Unless a Participant elects to defer the payment of his benefits until a later date, the payment shall be made or commenced not later than sixty (60) days after the close of the

        Plan Year in which the latest of the following events occurs:

                   (1)  the Participant reaches his Normal Retirement Date,

                   (2)  the tenth (10th) anniversary of the year in which the

        Participant began participating in the Plan, or

                   (3)  the Participant terminates his Employment with the

        Employer.

              (d)  Required Distribution.

                   (1)  Distribution of benefits shall commence no later than the end of the taxable year in which the Participant attains age seventy and one-half (70/), or in which he retires, whichever is later.  However, if a Participant is a five percent (5%) owner, as defined in Section 416 of the Code, the distribution of the

        Participant's Individual Account must begin no later than April 1st following the calendar year in which such Participant attains age seventy and one-half (70/), even though the Participant has not elected Retirement or terminated his Employment.

                   (2)  Effective January 1, 1989, distribution of benefits

        shall commence no later than April 1 following the calendar year in which the Participant attains age seventy and one-half (70/) without regard to the actual date of Retirement or termination of Employment.

         Provided, however, the provisions of the preceding subsection (d)(1)

        shall continue to apply in lieu of this subsection (d)(2) for any

        Participant who is at least age seventy and one-half (70/) as of

        January 1, 1988 and who was not a Five Percent Owner at any time after attaining age sixty-six and one-half (66/).

              (e)  Normal Form of Payment.  Unless a Participant elects an optional form of payment pursuant to Section 7.02, the form of payment of a benefit under the Plan shall be a lump sum payment of the entire nonforfeitable interest of the Participant in the Plan within one (1) taxable year to the Participant or the Beneficiary, as the case may be.

              (f)  Distribution of Shares.  Whole shares of Employer Stock shall be distributed in cash or in kind at the election of the

        Participant.  In lieu of distributing any fractional shares, the

        Trustee shall pay to the Participant, in cash, the value of any fractional share on the basis of the price per share established by the Trustee as of the evaluation date coinciding with or immediately preceding the date of distribution.  In establishing the price for whole or fractional shares, the Trustee may use the closing prices quoted in the Wall Street Journal, or by the National Quotation

        Bureau, Inc., if any, for such day, but if there is no such quoted price available, the Trustee may obtain and use a quotation from a licensed stockbroker, or such other pertinent information as in its judgment may be necessary to determine the value.  The Committee will determine the date of evaluation, which will fail within a reasonable period of time of the distribution date.

              Section 5.02   Early Retirement Benefit.  Each Participant

        shall be eligible to retire on or after his Early Retirement Date whereupon he shall be entitled to an Early Retirement Benefit equal to the value of his Individual Account; provided, however, that the

        Participant who desires to receive an Early Retirement Benefit shall give three (3) months notice thereof before such distribution is to be made.

              Section 5.03   Normal Retirement Benefit.  Each Participant

        shall be eligible to retire on his Normal Retirement Date whereupon he shall be entitled to a Normal Retirement Benefit equal to the value of his Individual Account. The interest of a Participant in his Individual Account shall be fully vested and nonforfeitable on the date the Participant attains his Normal Retirement Age.

         Section 5.04   Delayed Retirement Benefit.  A Participant who

        continues Employment beyond his Normal Retirement Date may retire on his Delayed Retirement Date whereupon he shall be entitled to a

        Delayed Retirement Benefit equal to the value of his Individual

        Account.

              Section 5.05   Disability Retirement Benefit.  For purposes of

        the Plan, a Participant shall be deemed to be disabled or under a disability if he is deemed by the Social Security Administration

        Department to be eligible to receive a Primary Social Security

        Disability benefit.  A Participant who has become disabled as defined in this Section shall be retired on his Disability Retirement Date whereupon he shall be entitled to a Disability Retirement Benefit equal to the value of his Individual Account.

         Section 5.06   Vested Benefit.

              (a)  Determination of Vested Benefit.  If a Participant

        terminates Employment other than because of his death or Retirement and if he then does not become entitled to a benefit under any preceding Section of this Article V, he shall be entitled to a Vested

        Benefit under this Section equal to the vested value of his

        Individual Account.  Such vested value shall be determined as follows:

                   (1)  The nonforfeitable percentage of his Employer

        Contributions  Account shall be determined according to the following schedule:


                   Years of Credited             Percentage of

                   Employment at Termination     Account Vested

                   Less than 1                   0%

                        1                        20%

                        2                        40%

                        3                        60%

                        4                        80%

                        5 or more                100%



                   (2)  The remainder of his Individual Account shall be

        fully vested   and nonforfeitable at all times.

                   Notwithstanding any other provision of the Plan to the

        contrary, the right of any Participant to receive any benefits payable under this Section shall not be forfeited or waived for any reason for which such Participant's Employment is terminated,

        provided that such termination occurs after he has met the requirements which would quality him for benefits hereunder.

              (b)  Distribution Of Vested Benefit.  The Vested Benefit shall be payable within sixty (60) days after the Valuation Date coincident with or next following the date Employment is terminated.  However,

        if the value of his vested Individual Account is greater than $3,500, then the Vested Benefit may not be distributed without the

        Participant's consent prior to the time he attains what would have been his Normal Retirement Date.

                   Any portion of the Employer Contributions Account of the

        Participant which is in excess of the nonforfeitable percentage thereof shall, upon termination of the Participant's Employment under this Section, be maintained until the Valuation Date coincident with or following the earlier of

                   (1)  the date on which the Vested Benefit is distributed,

        or

                   (2)  the date on which the Participant incurs five (5)

        consecutive one-year Breaks in Employment.

                   At that time, such excess shall constitute a Forfeiture

        and shall be reallocated in accordance with Section 4.02(c).

                   If a Participant who is partially but not fully vested at

        the time of his termination of Employment and who has received a distribution of the vested portion of his Individual Account is reemployed before he has incurred five (5) consecutive one-year

        Breaks in Employment and before his prior Credited Employment may be disregarded, then the previously forfeited portion of his Employer

        Contributions Account shall be restored provided he repays the amount distributed to him from his Employer Contributions Account before the earlier of the close of the Plan Year in which he incurs his fifth consecutive one-year Break in Employment following the date of distribution, or five years after the date on which he is reemployed by the Employer. The Employer shall contribute to such Participants'

        Employer Contributions Account an amount equal to the amount (if any)

        which he previously forfeited and his vested interest shall be determined thereafter as if he had not ceased Employment.  Upon repayment, the nonvested amount reinstated will not be less than the nonvested amount in the Participant's Employer Contributions Account at the time of distribution, unadjusted by any subsequent gains or losses.

         Section 5.07   Death Benefit.

              (a)  Benefit.  In the event a Participant's death occurs while employed by the Employer a death benefit equal to the value of his

        Individual Account shall be payable to the Beneficiary of the

        Participant.  In the event a Participant's death occurs after having terminated Employment but before distribution has commenced, a death benefit equal to the portion of his Individual Account to which he would otherwise have been entitled shall be payable to the

        Beneficiary of the Participant,

              (b)  Designation of Alternate Beneficiary.  A married

        Participant may designate, in writing on forms provided by the

        Administrator, a Beneficiary other than his spouse if (i) the

        Participant's spouse consents in writing to such election, (ii) the spouse's consent acknowledges the effect of such election and (iii)

        such election is witnessed by the Plan Administrator or a Notary

        Public, or it is established to the satisfaction of the Plan

        Administrator that the consent required under (i) above may not be obtained because there is no spouse or because the spouse cannot be located.  Any consent by a spouse (or assertion that the consent of a spouse may not be obtained) under the preceding sentence shall be effective only with respect to such spouse and any subsequent change in the designation of the Beneficiary is invalid without a new consent from the spouse.  The election must designate a Beneficiary

        (or a form of benefits) which designations may not be changed without spousal consent; however, the consent of the spouse may expressly permit designations by the Participant without further consent by the spouse.

              (c)  Distribution Upon Death.  Upon the death of the

        Participant, the following distribution provisions shall take effect:

                   (1)  If the Participant dies after distribution of his

        account has commenced, the remaining portion of such account will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                   (2)  If the Participant dies before distribution of his

        account commences, the Participant's entire account will be distributed no later than five (5) years after the Participant's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

                        (i)  If any portion of the Participant's account is

        payable to a designated Beneficiary, distributions may be made in substantially equal installments over the life expectancy of the designated Beneficiary. Such distribution shall commence at such time as the Plan Administrator shall determine, but no later than sixty (60) days after the end of the Plan Year in which death occurs,

        or one (1 ) year after the date of death.

                        (ii) If the designated Beneficiary is the

        Participant's surviving spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the date on which the Participant would have attained age seventy and one-half (70 /), and, if the spouse dies before payments begin,

        subsequent distributions shall be made as if the spouse had been the

        Participant.

                   (3)  For purposes of (2) above, payments will be

        calculated by use of the return multiples specified in section 1.72-9 of the regulations.  Life expectancy of a surviving spouse may be recalculated annually; however, in the case of any other designated

        Beneficiary, such life expectancy will be calculated at the time payment first commences without further recalculation.

                   (4)  For purposes of (1), (2) and (3) above, any amount

        paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

                   (5)  Subject to the provisions of Section 5.01(e), the

        Beneficiary may choose to receive payments in accordance with Section

        7.02.

                   (6)  The Plan Administrator may require such proper proof

        of death and such evidence of the right of any person to receive payment of the vested benefits of a deceased Participant as the Plan

        Administrator may deem desirable.  The Plan Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

              Section 5.08   Withdrawal of Contributions.  Withdrawals by a

        Participant shall be permitted in accordance with the provisions of this Section.  Any such withdrawal shall be permitted at such time or times, and in such manner and form, as shall be uniformly and nondiscriminatorily established by the Plan Administrator.  Further,

        married Participants must obtain written spousal consent prior to making a withdrawal.

              (a)  Employer Contributions. In-service withdrawals shall not be made for any reason from the Basic Employer Contributions or

        Matching Employer Contributions Accounts of a Participant.

              (b)  Participant Tax-Deferred Contributions.  In-service

        withdrawals shall be permitted from the Participant Tax-Deferred

        Contributions Account only upon demonstration of hardship, i.e., only if the withdrawal is necessary in light of an immediate and heavy financial need of the Participant.  Such withdrawal shall not exceed the amount required to meet the immediate financial need created by the hardship and shall not reasonably be available from other resources of the Participant.

                   The determination of an immediate and heavy financial need and of the amount necessary to meet the need shall be made by the

        Plan Administrator in accordance with the standards set forth in

        Treasury Regulation 1.401(k)-0 and other rulings or notices published by the Commissioner.

                   Under these standards, a withdrawal shall be deemed to be

        made on account of hardship if it is made pursuant to:

                   (1)  medical expenses described in section 213(d) of the

        Code incurred by the Participant, his spouse or his dependents (as defined in section 152 of the Code);

                   (2)  purchase (excluding mortgage payments) of a principal residence for the Participant;

                   (3)  payment of tuition for the next semester or quarter

        of post-secondary education for the Participant, his spouse or his dependents;

                   (4)  the need to prevent eviction of the Participant from

        his principal residence or foreclosure on the mortgage of the

        Participant's principal residence; or

                   (5)  any other cause which, in the Administrator's

        determination, has produced an immediate and heavy financial need.

                   The amount of the hardship withdrawal shall be further

        limited to the amount of Participant Tax-Deferred Contributions plus income allocable thereto credited as of December 31, 1988; income allocated after that date shall not be available for hardship withdrawal.

              (c)  Voluntary Rollover Contributions. In-service withdrawals shall be permitted from the Participant's Voluntary Rollover Account;
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                                       60
        provided, however, that withdrawals may not be made more frequently than once between Valuation Dates.

              Section 5.09   Participant Loans. A Participant may be granted

        a loan from the Plan, subject to the terms and conditions as herein set forth.  All loans, made or renegotiated on or after October 18,

        1989, must conform to the specific provisions outlines in this

        Section 5.09 and any applicable requirements of section 4975(d) and section 72(p) of the Code.

              (a)  Loans shall be made available to all Participants,

        Beneficiaries and Alternate Payees on a reasonably equivalent basis.

         Loans shall not be made available to Highly Compensated Employees in an amount greater than that made available to other Employees.

              (b)  Loans to a Participant may only be granted for reasons of hardship.  The loan must be necessary in light of immediate and heavy financial needs of the Participant.  The loan may not exceed the amount required to meet the immediate financial need created by the hardship and shall not reasonably be available form other resources of the Participant.

              (c)  All loan applications must be made in writing delivered to the Plan Administrator in such form and manner as the Plan

        Administrator may require.

              (d)  The Plan Administrator shall review each loan application and may, in its sole discretion, authorize and direct the Trustee to make the loan from the Trust to the applicant.

              (e)  A loan may be granted to a Participant (and/or his

        Beneficiary or Alternate Payee) no more than once in any six (6)

        month period.

              (f)  The minimum loan amount shall be one thousand dollars

        ($1,000).

              (g)  The maximum loan amount (when added to the outstanding balance of all other loans made from the Plan) shall be the lesser of:

                   (1)  one-half (/) of the Participant's vested interest in

        his Individual Account (excluding amounts attributable to accumulated deductible employee contributions as defined by section 72(o) of the

        Code, if any), or

                   (2)  fifty thousand dollars ($50,000), reduced by

                        (i)  the highest outstanding balance of loans from

        the Plan during the one (1)-year period ending on the date before the date on which such loan was made, over

                        (ii) the outstanding balance of loans from the Plan

        on the date on which the loan was made.

                        For this purpose, all qualified plans of the

        Employer, all qualified plans or trades or businesses which are under common control with the Employer (within the meaning of Code section

        414(b) or 414(c)), and all qualified plans of an affiliated service group (within the meaning of Code section 414(m)) of which the

        Employer is a part must be aggregated.

              (h)  Loans shall be made from such Fund or Funds of each

        Participant's Individual Account as the Administrator in its sole discretion may determine.  Loans shall be repaid to the same Fund or

        Funds from which they are made, notwithstanding any elections made by

        Participants pursuant to Section 3.09.

              (i)  A Participant loan must be adequately secured so that no loss to the Plan will occur in the event of default.  The

        Participant's vested interest in his Individual Account shall serve to collateralize the loan, as shall be evidenced by a promissory note payable to the Trust and signed by the Participant, stating that any loan balance, together with accrued interest, shall become immediately due and payable upon default.  A loan shall be deemed in default two (2) weeks after a Participant fails to made a required payment.  Upon default, the Participant's Individual Account balance shall be decreased by the amount in default, which shall be considered a taxable distribution to the Participant.  Foreclosure of the loan may be delayed, however, as long as no loss to the Plan occurs in consequence.

              (j)  The period of repayment for any loan shall be agreed upon by the Plan Administrator and the borrowing Participant.  In no event shall the loan repayment period exceed five (5) years unless the loan is used to purchase the principal residence of the Participant.

              (k)  The interest rate for the loan shall be determined by the

        Plan Administrator commensurate with the rates used by commercial lenders for loans which would be made under similar circumstances.
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                                       63

        Loans made at different times may bear different rates of interest due to changes in commercial interest rates.  The Plan Administrator shall review the interest rates for loans made or renegotiated after

        1989 on a quarterly basis to determine if the rates correctly reflect current commercial rates.

              (l)  The loan shall be amortized in level payment made no less frequently than quarterly, and shall be repaid through payroll deductions.  If the Participant terminates employment prior to full repayment of the loan, he may continue to make payment to the Trust according to the same schedule, upon the approval of the Plan

        Administrator.

              (m)  No distribution other than as provided in Section 5.08 shall be paid to any Participant, Beneficiary or Alternate Payee of a

        Participant unless and until the balance on all unpaid loans,

        including accrued interest, has been collected.

              (n)  No loan shall be granted to a married Participant unless the spouse of the Participant consents in writing at the time the loan is made or during the ninety (90)-day period ending on the date the loan is made.  The consent must comply with the requirements of

        Section 5.07(b), but shall be deemed to meet the requirement of that

        Section with respect to the consent of any subsequent spouse.

              Section 5.10   Failure to Locate. If the Participant or

        Beneficiary to whom benefits are to be distributed cannot be located,

        and reasonable efforts have been made to find him, including sending notification by certified or registered mail to his last known address, then the Plan Administrator shall consider the balances in the Participant's Individual Account forfeited, and such amounts shall be reallocated in accordance with Section 4.02(c). In the event that such Participant or Beneficiary is subsequently located, the balance in his Individual Account at the time of forfeiture shall be reinstated and distributed to him.

         Section 5.11   Direct Rollover Election.

              (a)  Election.  This Section 5.11 applies to distributions made on or after January 1, 1993.  Notwithstanding any provision of the

        Plan to the contrary that would otherwise limit a distributee's election under this Section 5.11, a distributee may elect, at the time an in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

              (b)  Definitions.

                   (i)  Eligible Rollover Distribution.  An "eligible

        rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the

        Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                   (ii) Eligible Retirement Plan.  An "eligible retirement

        plan" is an individual retirement account described in section 408(a)

        of the Code, an individual retirement annuity described in section

        408(b) of the Code, an annuity plan described in section 403(a) of the Code, or qualified trust described in section 401(a) of the Code,

        that accepts the distributee's eligible rollover distribution.

        However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                   (iii)     Distributee.  A "distributee" includes an

        employee or former employee.  In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code,

        are distributees with regard to the interest of the spouse or former spouse.

                   (iv) Direct Rollover.  A "direct rollover" is a payment by the plan to the eligible retirement plan specified by the

        distributee.

              Section 5.12   Accounts for Participants Electing to Defer

        Distribution. If the Participant or Beneficiary elects to defer distribution of his vested account balance, as determined under

        Section 5.06, then, unless the Administrator determines otherwise in its sole discretion, his Matching Employer Contributions Account shall continue to be invested in Fund A, and the remainder of his account shall be invested by the Trustee in Fund E, as described in

        Section 3.09.  The account shall remain so invested sharing in Fund

        Earnings and losses, if any, until the account is distributed to the

        Participant or Beneficiary.

                                    ARTICLE VI

                         MODIFICATIONS FOR TOP-HEAVY PLANS

              Section 6.01 Application of Provisions.  Prior to the

        allocation of contributions to Participant accounts pursuant to

        Section 4.02, the Plan Administrator shall determine whether the Plan constitutes a Top Heavy Plan.  Should a determination be made that this Plan constitutes a Top Heavy Plan, the provisions of this

        Article VI shall be applicable notwithstanding any other provisions of this Plan to the contrary.

              Section 6.02   Minimum Contribution.  A minimum Employer

        contribution shall be provided to each Non-Key Employee who is employed on the last day of the Plan Year.  This minimum Employer contribution shall be made, even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation because of:

              (a)  his failure to complete 1,000 Hours of Employment during the Plan Year,

              (b)  his failure to make contributions required for

        participation in the Plan, or

              (c)  his level of Compensation.

              The minimum amount required under this Section shall be equal to three percent (3%) of the Participant's Compensation.  If,

        however, the sum of Employer contributions and forfeitures for any

        Key Employee for such Plan Year, under this and any other defined contribution plan required to be included in the Top Heavy Ratio and maintained by the Employer, is less than three percent (3%) of such

        Key Employee's total Compensation, then the minimum amount required need not exceed the amount that results from the multiplying each

        Participant's Compensation by the highest contribution rate of any

        Key Employee covered by the Plan.

              For Plan Years beginning after December 31, 1988, Participant

        Tax-Deferred Contributions and Matching Employer Contributions made on behalf of Key Employees shall be taken into account in determining the minimum required amount.  However, such contributions made on behalf of Non-Key Employees shall not be treated as Employer contributions for purposes of satisfying the minimum required amount as described above.

              There shall be disregarded for purposes of this Section any contributions or benefits under chapter 21 of the Code (relating to the Federal Insurance Contributions Act), Title II of the Social

        Security Act, or any other federal or state law.

              Section 6.03   Accelerated Vesting.  The Plan provides for a

        graduated vesting schedule in Section 5.06.  For any Plan Year in which this Plan is deemed to be a Top Heavy Plan, the vesting schedule shall be as follows:

                   Year of Credited              Percentage of

              Employment at Termination          Account Vested


                   Less than 2                       0%

                        2                           20%

                        3                           40%

                        4                           60%

                        5                           80%

                        6 or more                   100%



        Should this Plan, in a later year, not be deemed a Top Heavy Plan,

        after previously being so categorized, the original vesting schedule shall again be effective, except that the vested percentage attained by Participants shall not be reduced thereby and Participants with three (3) or more Years of Employment shall have the right to select the schedule under which their Vested Benefit will be determined.

                                    ARTICLE VII

                                  FORM OF PAYMENT

              Section 7.01   Description of Optional Benefits.

        Notwithstanding any statement herein to the contrary, in no event shall election of any optional form of benefit be permitted which would enable the Participant to elect irrevocably prior to Retirement to have all or such part of his nonforfeitable interest in the Plan,

        which would otherwise become available to him during his lifetime,

        paid to his Beneficiary after his death in such a way that would cause the Plan to fail to meet the requirements of section 401(a) of the Code.  In accordance with the above, the following optional forms shall be available:

              (a)  Option A: Time Period Installments.  Option A shall be defined as a distribution, which shall begin at the Participant's

        Retirement or termination, from the Individual Account balance of the

        Participant payable in monthly, quarterly, semi-annual or annual installments, over a specified period of years not in excess of twenty (20) years, as elected by the Participant.  The distribution in any year shall be determined as a fraction of the remaining

        Individual Account value, such fraction being determined as of the most recent Valuation Date as one (1) divided by the remaining number of years of the specified period, in accordance with the election of the Participant; provided, however, that no arrangement may be made which would result in a periodic payment of less than fifty dollars

        ($50.00).  Upon the death of the Participant after distributions commence hereunder, the Beneficiary, if living, may similarly elect to receive the balance of the Individual Account of the Participant in installments over not more than five (5) years or in a lump sum,

        and upon the Beneficiary's subsequent death, the balance, if any, in the Individual Account of the Participant shall be paid in a lump sum to the estate of the Beneficiary.

              (b)  Option B: Level Dollar Installments.  Option B shall be defined as a distribution, which shall begin at the Participant's

        Retirement or termination, from the Participant's Individual Account balance in level monthly, quarterly, semi-annual or annual installments of such amount as elected by the Participant, payable until there is no balance remaining in the Individual Account of the

        Participant.  It is further provided that the total annual amount of such installments must equal not less than ten percent (10%) of the value of the Individual Account as of the Valuation Date which immediately precedes the date the distribution commences and that no installment arrangement may be made which involves a periodic payment of less than fifty dollars ($50.00), or which involves payments over more than twenty (20) years.  Upon the death of the Participant while payments are being made under this Option, the Beneficiary shall receive the balance of the Individual Account in a lump sum.

              Section 7.02   Election of Options.  A Participant or

        Beneficiary entitled to a benefit under the Plan may elect, upon written notice of such election filed with the Administrator in such form and manner as prescribed by the Administrator, to receive such benefit payable in accordance with any one or a combination of the options provided above.  The election of any option may be revoked and a new option elected, but election of any option hereunder shall be duly filed prior to the date benefits would otherwise be paid or commenced, and in no event shall an election be permitted after the initial distribution or commencement of payment of any benefit,

        except as permitted by law and authorized by the Plan Administrator,

        with such authorization to be uniformly and nondiscriminatorily applied.

                                   ARTICLE VIII

                              ADMINISTRATION OF PLAN

              Section 8.01   Plan Administrator.  The Administrator of the

        Plan shall have the sole power, duty and responsibility of directing the administration thereof in accordance with the provisions herein set forth.  The Administrator shall have the sole and absolute right and power to construe and to interpret the provisions of the Plan and to administer it for the best interests of Employees including, but not limited to, the following powers and duties:

              (a)  to construe any ambiguity and interpret any provision of the Plan or supply any omission or reconcile any inconsistencies in such manner as it deems proper;

              (b)  to determine eligibility to become a Participant in the

        Plan in accordance with its terms;

              (c)  to decide all questions of eligibility for, and determine the amount, manner, and time of payment of any benefits hereunder,

        and to afford any person dissatisfied with such decision or determination, upon written notice thereof, the right to a full and fair hearing thereon;

              (d)  to establish uniform rules and procedures to be followed by Participants and Beneficiaries in filing applications for benefits, in furnishing and verifying proofs necessary to determine age, and in any other matters required to administer the Plan;

              (e)  to adopt such reasonable accounting methods as it deems necessary or desirable, and to receive and review the annual allocation report on the Plan;

              (f)  to receive and review reports of the financial condition and of the receipts and disbursements of the Fund from the Trustee,

        and to determine and communicate to the Trustee the long-term and short-term financial goals of the Plan;

              (g)  to file such reports and statements with, and to make such disclosures to the Secretary of Labor or his delegate and the

        Internal Revenue Service as required by law;

              (h)  to furnish to Participants and Beneficiaries such

        information and statements with respect to the Plan and their individual interests therein, as required by law, and any additional information as it deems to be appropriate; and

              (i)  to establish reasonable procedures for determining whether a Domestic Relations Order is a Qualified Domestic Relations Order

        pursuant to the Plan and the Retirement Equity Act.

        All directions by the Administrator shall be conclusive on all parties concerned, including the Trustee, and all decisions of the

        Administrator as to the facts of any case and the meaning, intent, or proper construction of any provision of the Plan, or as to any rule or regulation in its application to any case shall be final and conclusive; provided, however, that all rules and decisions of the

        Administrator shall be uniformly and consistently applied to all

        Employees in similar circumstances, and the Administrator shall have no power administratively to add to, subtract from or modify any of the terms of the Plan, or to change, add to or subtract from any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for participation or for benefits under the Plan

              Section 8.02   Claims Procedure.  If the Administrator shall

        determine that benefits applied for by a Participant or Beneficiary shall be denied either in whole or in part, the following provisions shall govern:

              (a)  Notice of Denial.  The Administrator shall, upon its

        denial of a claim for benefits under the Plan, provide the applicant with written notice of such denial setting forth (1) the specific reason or reasons for the denial, (2) specific reference to pertinent

        Plan provisions upon which the denial is based, (3) a description of any additional material or information necessary for the claimant to perfect the claim, and (4) an explanation of the claimant's rights with respect to the claims review procedure as provided in subsection

        (b) of this Section.

              (b)  Claims Review.  Every claimant with respect to whom a claim is denied shall, upon written notice of such denial, have the right to (1) request a review of the denial of benefits by written notice delivered to the Administrator, (2) review pertinent documents and (3) submit issues and comments in writing.

              (c)  Decision on Review.  The Administrator shall, upon receipt of a request for review submitted by the claimant in accordance with subsection (b), appoint a committee for the purpose of conducting such review and provide the claimant with written notice of the decision reached by the said committee setting forth the specific reasons for the decision and specific references to the provisions of the Plan upon which the decision is based.  Such notice shall be delivered to the claimant not later than sixty (60) days following the receipt of the request of the claimant, or, in the event that the

        Administrator shall determine that a hearing is needed, not later than one hundred twenty (120) days following receipt of such request.

              Section 8.03   Records. All acts, determinations and

        correspondence with respect to the Plan shall be duly recorded and all such records, together with such other documents, including the

        Plan and all amendments thereto, if any, pertinent to the Plan or the administration thereof, shall be preserved in the custody of the

        Administrator and shall at all reasonable times be made available to

        Participants and Beneficiaries for examination.

              Section 8.04   Delegation of Authority.  The duties and

        responsibilities of the Administrator as set forth in this Article and elsewhere in the Plan may be delegated in whatever manner it chooses, in whole or in part, to an Administrative Committee consisting of such persons as the Administrator shall select.  The

        Administrator shall certify to the Trustee in writing as to the membership and extent of authority of such Committee and any changes relative thereto as may occur from time to time.  The authority of the Committee shall be deemed to be that of the Administrator to the extent so certified by the Administrator.  The Trustee shall be entitled to rely on the last such certification received and to continue to rely thereon until subsequent written certification to the contrary is received from the Administrator.  The Administrator shall indemnify and hold harmless the members of the Committee, and each of them, from any liability arising from the effects and consequences of their acts, omissions and conduct in their official capacity with respect to the Plan and the administration thereof,

        except to the extent that such liability shall result from their own willful misconduct or gross negligence.  The Administrator, or the

        Administrative Committee to which it has delegated its duties and responsibilities hereunder, may employ such competent agent or agents as it may deem appropriate or desirable to perform such ministerial duties or consultative or other services as the Administrator or its

        Committee may deem necessary to facilitate the efficient and proper administration of the Plan.  The Administrator and its Committee

        shall be entitled to rely upon all reports, advice and information furnished by such agent or agents, and all action taken or suffered by them in good faith in reliance thereon shall be conclusive upon all such agents, Participants, Beneficiaries and other persons interested in the Plan.

              Section 8.05   Legal Incompetence.  If any Participant or

        Beneficiary is a minor, or is in the judgment of the Administrator otherwise legally incapable of personally receiving and giving a valid receipt for any payment due him hereunder, the Administrator may, unless and until a claim shall have been made by a guardian or conservator of such person duly appointed by a court of competent jurisdiction, direct the Trustee that payment be made to such person's spouse, child, parent, brother, sister or other person deemed by the Administrator to be a proper person to receive such payment.  Any payment so made shall be a complete discharge of any liability under the Plan for such payment.

              Section 8.06   Correction of Errors.  If any change in records

        or error results in any Participant or Beneficiary receiving from the

        Plan more or less than he would have been entitled to receive had the records been correct or had the error not been made, the

        Administrator, upon discovery of such error, shall correct the error by adjusting, as far as is practicable, the payments in such a manner that the benefits to which such person was correctly entitled shall be paid.

              Section 8.07   Qualified Domestic Relations Order Procedure.

        In the case of any Domestic Relations Order received by the Plan

        Administrator, the Plan Administrator shall promptly notify the

        Participant and the Alternate Payee of the receipt of such order and the Plan's procedures for determining the qualified status of

        Domestic Relations Orders, and within a reasonable period after receipt of such order, the Plan Administrator shall determine whether such order is a Qualified Domestic Relations Order and notify the

        Participant and each Alternate Payee of such determination.

         The Plan Administrator shall establish, in writing, reasonable procedures to determine whether a Domestic Relations Order is a

        Qualified Domestic Relations Order and if it is so determined,

        procedures to administer the distribution of benefits to an Alternate

        Payee. An Alternate Payee, or any person claiming to be an Alternate

        Payee, shall be given the notice of the Plan's procedures for determining whether a Domestic Relations Order is qualified and the

        Plan's procedures for the distribution of benefits under Qualified

        Orders.  Furthermore, an Alternate Payee, or any person claiming to be an Alternate Payee, shall be given the opportunity to designate a representative to receive any notices or information concerning the status of the Domestic Relations Order and or the distribution of benefits under any such order which is determined to be qualified.

         During any period in which the issue of whether a Domestic Relations

        Order is a Qualified Domestic Relations Order is being determined (by the Plan Administrator, by a court of competent jurisdiction, or otherwise), the Plan Administrator shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order.

         If within eighteen (18) months, it is determined that the order is not a Qualified Domestic Relations Order, or the issue as to whether such order is a Qualified Domestic Relations Order is not resolved,

        then the Plan Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order.

              Any determination that an order is a Qualified Domestic

        Relations Order which is made after the close of the eighteen (18)-

        month period shall be applied prospectively only.

        If the Plan Administrator or any fiduciary acts in accordance with this Section in treating a Domestic Relations Order as being (or not being) a Qualified Domestic Relations Order, or taking action under this Section, then the Plan 's obligation to the Participant and each

        Alternate Payee shall be discharged to the extent of any payment made pursuant to the Code.

                                    ARTICLE IX

                             AMENDMENT OR TERMINATION

              Section 9.01 Amendment of Plan.  The Administrator shall have the right at any time to modify, alter or amend the Plan in whole or in part by instrument in writing duly executed by the Administrator and delivered to and acknowledged by the Trustee; provided, however,

        that no amendment shall have the effect of causing or permitting any part of the Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries and no amendment shall have the effect of revesting in the Employer any portion of the Fund.  No amendment to the Plan shall decrease a

        Participant's account balance or eliminate an optional form of distribution. No amendment to the vesting schedule shall deprive a

        Participant of his nonforfeitable rights to benefits accrued to the date of the amendment.  It the vesting schedule of the Plan is amended, or if the Plan is amended in any way which directly or indirectly affects the computation of a Participant's nonforfeitable percentage of benefits, each Participant with at least three (3)

        Years of Employment may elect, within a reasonable period after such amendment is adopted, to have his nonforfeitable percentage computed under the Plan without regard to such amendment.  The period during which the election may be made shall commence on the date of adoption of the amendment and shall end on the latest of:

              (a)  sixty (60) days after the amendment is adopted;

              (b)  sixty (60) days after the amendment is effective; or

              (c)  sixty (60) days after the Participant is given written notice of the amendment by the Administrator.

        No amendment shall operate to increase the duties and

        responsibilities of the Trustee except by written instrument duly executed by and between the Administrator and the Trustee.

              Section 9.02   Termination of Plan.  Although the Employer

        expects the Plan to be continued indefinitely, it reserves the right at any time to terminate the Plan by action of its Board and to discontinue all contributions from time to time as it shall deem appropriate and necessary, and such suspension of contributions shall not be considered to be a termination of the Plan.  In the event of termination of the Plan or a complete discontinuance of contributions to the Plan, the Administrator shall notify the Trustee in writing of such termination and, prior to any distribution of assets hereunder,

        shall file notice with the Internal Revenue Service.

              Section 9.03   Distribution Upon Termination.  Upon termination

        or partial termination of the Plan, or upon complete discontinuance of contributions. the individual Account of each affected Participant shall become nonforfeitable without regard to the Section of Article

        V entitled "Vested Benefit".  The Administrator, by written notice of termination of the Plan, shall direct the Trustee to reduce such assets of the Fund to cash which are not designated by the

        Administrator to be retained for distribution in kind.  The Trustee shall cause a valuation of the Fund to be made as of the date such assets are reduced to cash, at which time the balances of Individual

        Accounts shall be brought up to date in accordance with Section 4.02.

        Upon completion of such accounting and receipt from the Administrator of directions as to the form of distributions, the Trustee shall distribute the assets of the Fund to the Participants or

        Beneficiaries, as the case may be, in accordance with such directions.  Each Participant or Beneficiary who is entitled to receive a distribution may elect an option in accordance with Article

        VII.  The Administrator shall consider the needs and financial situation of each Participant or Beneficiary, as the case may be, to approve or disapprove the optional form of benefit, or to determine the optional form of benefit after making a good faith determination of the best interest of the person, and such determination shall not be open to question by any person.

              Section 9.04   Merger of Plan.  In the event of any merger or

        consolidation with, or transfer of assets or liabilities to, any other retirement plan, the benefit hereunder to which a Participant or Beneficiary is entitled (if the Plan subsequently terminated)

        shall, immediately after such merger, consolidation or transfer, be equal to, or greater than such benefit would have been immediately before such merger, consolidation or transfer (if the Plan had then terminated).

              Section 9.05   Failure of Internal Revenue Service

        Qualification.  This Plan is adopted by the Employer upon the condition that it shall qualify initially under the applicable provisions of the Code.  Therefore, if the Plan fails to so quality,

        as evidenced by receipt of a letter to such effect from the Internal

        Revenue Service, then the Employer reserves the following:

              (a)  the right to withdraw and terminate the Plan hereunder whereupon the Participant shall have any right or claim to any of the assets hereunder which are derived from Employer contributions,

        notwithstanding any other provision hereof; or

              (b)  the right to amend the Plan to the extent necessary to secure a favorable determination that the Plan is so qualified.

              Section 9.06   Distribution Limitation. Notwithstanding the

        foregoing Section 9.03, funds attributable to Participant Tax-

        Deferred Contributions may not be distributed earlier than upon one of the following events:

              (a)  the Participant's retirement, death, disability or

        separation from service;

              (b)  the termination of the Plan without the establishment of a successor plan;

              (c)  the date of the sale or other disposition by the Employer to an unrelated corporation of substantially all of the assets of the

        Employer, but only with respect to an Employee who continues employment with the corporation acquiring the assets;

              (d)  the date of the sale or other disposition by the Employer of its interest in a subsidiary to an unrelated entity, but only with respect to an Employee who continues employment with such subsidiary;

              (e)  the Participant's attainment of age 59/; or

              (f)  the Participant's hardship, as described in Section

        5.08(b).

                                     ARTICLE X

                                   MISCELLANEOUS

              Section 10.01  Liability of Employer.  No Employee, Participant

        or Beneficiary shall have any right or claim to any benefit under the

        Plan except in accordance with its provisions.  Neither the establishment of the Plan or Trust, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, any officer, director or employee thereof, or the Trustee except as otherwise expressly provided by law.  The Employer does not in any way guarantee the

        Trust from loss, nor does the Employer guarantee the payment of any money which may be or may become due to any person from the Trust.

        Any person having a right or claim under the Plan shall look solely to the Trust assets, and in no event shall the Employer or its employees, officers, directors or stockholders be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, the Trust or any contribution thereto or distribution therefrom.  The Employer shall not be liable to any person for failure on its part to make contributions, nor shall any action lie to compel the Employer to make such contributions.

        Neither the Employer nor its employees, officers, directors or stockholders shall have any liability to any person by reason of the failure of the Plan to attain or maintain qualified status under section 401(a) of the Code or the failure of the Trust to attain or maintain tax-exempt status under section 501(a) of the Code,

        regardless of whether or not such failure is due to any act or omission (willful, negligent or otherwise) of the Employer or its employees, officers, directors or stockholders.  The provisions of this Section shall apply only to the extent not inconsistent with the provisions of the Employee Retirement Income Security Act of 1974, as

        amended.

              Section 10.02  Intent to Continue Plan and Trust.  The Employer

        has established the Plan and Trust with the bona fide intention and expectation that from year to year it will be able to and will deem it advisable to make its contributions as herein provided.  However,

        the Employer realizes that circumstances not now foreseen or circumstances beyond its control may make it either impossible or inadvisable to continue to make its contributions as herein provided.

              Section 10.03  Binding on Parties.  Persons claiming any

        interest or benefit under the Plan shall perform any and all acts,

        including the execution of papers, which may be necessary for carrying out its terms.  This Plan and acts and decisions made by the

        Trustee, Administrator or Employer shall be binding upon the heirs,

        executors, administrators, successors and assigns of any party hereto or any persons claiming any benefit hereunder.

              Section 10.04  Agent for Legal Process.  The Employer may

        appoint an agent empowered to accept service of legal process for the

        Plan and the Employer shall make such appointment known to the

        Administrator.  In the absence of such appointment, the resident agent of the Employer shall be empowered to accept service of legal process for the Plan.

              Section 10.05  Spendthrift Clause.  No interest, right or claim in or to any part of the Trust Fund or any payment therefrom shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, garnishment, attachment, execution, or levy of any kind whatsoever, and the Trustee shall not issue any certificate or other documentation representing any interest, right or claim in or to any part of the Trust Fund.  Notwithstanding the preceding,

        payment to an Alternate Payee pursuant to a Qualified Domestic

        Relations Order and the withholding of federal income tax shall not be considered an assignment or alienation of benefits under the Plan.

              Section 10.06  Successor to Business of Employer.  Any

        successor to the business of the Employer may continue the Plan and such successor shall thereupon succeed to all the rights, powers and duties of the Employer hereunder.  The Employment of any Employee who has continued in the employ of such successor which maintains the

        Plan shall not be deemed to have been terminated or severed for any purpose hereunder.  In the event that the Employer is reorganized, or all or substantially all of its assets are sold without any provision being made for the continuance of this Plan by a successor to the business of the Employer, the Plan shall terminate and the assets shall be distributed as provided in Section 9.03 hereof.

              Section 10.07  Conflict of Provisions.  If any provision or term of this Plan, or of the Trust Agreement entered into pursuant hereto, is deemed to be substantively at variance with, or contrary to, any law of the United States or other applicable state law, the provision of the law shall be deemed to govern, but only to the extent necessary to bring this Plan and Trust Agreement into compliance with such law, provided, further, that no provision of state law shall be deemed to govern if it would disqualify the Plan and Trust Agreement under section 401(a) and 501(a) of the Code.

              Section 10.08  Successors to Trustee.  The provisions of this

        Plan, and of the Trust Agreement entered into pursuant hereto, shall bind and inure to the benefit of the successors to the Trustee named in said Agreement.

              Section 10.09  Definition of Words.  The masculine form of pronouns is used herein in order to comply with generally accepted grammatical rules, and the feminine form of pronouns shall be deemed to be substituted herein where appropriate, and the plural shall be substituted for the singular, in any place or places herein where the context may require such substitution or substitutions.

              Section 10.10  Titles.  The titles of Articles and Sections are included for convenience only and shall not be construed as a part of the Plan or in any respect to affect or modify its provisions.

         Section 10.11  Execution of the Plan.  This document may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.

              IN WITNESS WHEREOF, COMDATA HOLDINGS CORPORATION, for itself and for its subsidiaries listed on Exhibit A attached hereto, has caused the Plan to be signed by its duly authorized officer and adopted as of this __ day of ______________, 19__.

              COMDATA HOLDINGS CORPORATION, for itself and for its subsidiaries listed on Exhibit A attached hereto

                                       By:

                                       Its:

                                       RECEIVED AND ACKNOWLEDGED BY TRUSTEE.

                                       BANKERS TRUST COMPANY

                                       By:

                                     Its:

                                  FIRST AMENDMENT
                                      TO THE
                 AMENDED AND RESTATED COMDATA HOLDINGS CORPORATION
                              401(K) RETIREMENT PLAN

              WHEREAS, Comdata Holdings Corporation (the "Employer") has adopted the Amended and Restated Comdata Holdings Corporation 401(k) Retirement Plan (the "Plan");

              WHEREAS, pursuant to Section 9.01 of the Plan, the Employer as administrator of the Plan has the right at any time to modify, alter or amend the Plan in whole or in part by instrument in writing duly executed by the Employer; and

              WHEREAS, the Employer has determined that certain amendments to the Plan are necessary and desirable and in the best interests of the Employer.

              NOW, THEREFORE, the Plan shall be and hereby is amended in the following respects:

              1. Article I of the Plan shall be amended by adding to the end of Section 1.76 the following new subparagraph (j):

              (j) With regard to RoTec-The Routing Technology Company, Years of Employment for purposes of determining participation shall include all service with RoTec-The Routing Technology Company prior to its acquisition by Comdata Holdings Corporation. The preceding notwithstanding, no employee of RoTec-The Routing Technology Company shall enter the Plan as provided under Section 2.02 prior to April 1, 1994. Years of Employment for purposes of determining Credited Employment for employees of RoTec-The Routing Technology Company shall include only service beginning with the date of acquisition, February 23, 1994, and exclude all prior service.

              2. Article IX of the Plan shall be amended by deleting the sentence of Section 9.01 that begins, "The Administrator shall have the right at any time to modify, alter or amend the Plan...", and inserting in lieu thereof the following new sentence:

                        The Board of Directors of the Administrator shall have the right at any time to modify, alter or amend the Plan in whole or in part by instrument in writing duly executed by the Administrator and delivered to and acknowledged by the Trustee; provided, however, that no amendment shall have the effect of causing or permitting any part of the Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries and no amendment shall have the effect of revesting in the Employer any portion of the Fund.

              IN WITNESS WHEREOF, the Employer has executed this First Amendment as of this ___ day of __________, 1994.

                                       ADMINISTRATOR:

                                       COMDATA HOLDINGS CORPORATION:

                                        By:

                                        Its:


         RECEIVED  AND   ACKNOWLEDGED   BY   TRUSTEE   THIS   ___   DAY   OF
         ______________, 1994.

                                       BANKERS TRUST COMPANY

                                       By:

                                       Its:

                                  SECOND AMENDMENT
                                       TO THE
                  AMENDED AND RESTATED COMDATA HOLDINGS CORPORATION
                               401(K) RETIREMENT PLAN

               WHEREAS, Comdata Holdings Corporation (the "Employer") has adopted the Amended and Restated Comdata Holdings Corporation 401(k) Retirement Plan (the "Plan") and is the administrator of the Plan;
               WHEREAS, pursuant to Section 9.01 of the Plan, the Board of Directors of the Employer has the right at any time to modify, alter or amend the Plan in whole or in part by instrument in writing duly executed by the Employer; and

               WHEREAS, the Employer has determined that certain amendments to the Plan are necessary and desirable and in the best interests of the Employer.

               NOW, THEREFORE, the Section 3.02(a) of the Plan shall be and hereby is amended, effective July 1, 1993, by deleting such subsection in its entirety and inserting in lieu thereof the following new subsection:

               (a)  Basic Employer Contributions.   For each Plan Year  the
          Employer may pay to the Trustee as a contribution to the Plan on behalf Participants in the Plan who have been credited with at least one thousand (1,000) Hours of Employment during the Plan Year and who are employed on the last day of the Plan Year such amount as determined by the Employer, which amount may be zero. Any contribution hereunder shall be allocated among such
          Participants in the proportion that each Participant's Compensation for such year bears to the total Compensation of all such Participants.

               IN WITNESS WHEREOF, the Employer has executed this Second Amendment as of this ___ day of __________, 1994.

                                        ADMINISTRATOR:

                                        COMDATA HOLDINGS CORPORATION:

                                         By:

                                         Its:

                             RECEIPT AND ACKNOWLEDGEMENT

               RECEIVED AND ACKNOWLEDGED BY TRUSTEE THIS ___ DAY OF ______________, 1994.

                                        BANKERS TRUST COMPANY

                                        By:
                                        Its:

                                  THIRD AMENDMENT
                                       TO THE
                  AMENDED AND RESTATED COMDATA HOLDINGS CORPORATION
                               401(K) RETIREMENT PLAN

               WHEREAS, Comdata Holdings Corporation (the "Employer") has adopted the Amended and Restated Comdata Holdings Corporation 401(k) Retirement Plan (the "Plan") and is the administrator of the Plan;

               WHEREAS, pursuant to Section 9.01 of the Plan, the Board of Directors of the Employer has the right at any time to modify, alter or amend the Plan in whole or in part by instrument in writing duly executed by the Employer;

               WHEREAS, on March 7, 1995, the Employer acquired all of the outstanding stock of Trendar Corporation ("Trendar"), the terms and conditions of which were set forth in that certain Agreement for the Exchange of Stock and Funding for the Redemption of Debentures, dated as of March 7, 1995, by and among Comdata Network, Inc. and Trendar (the "Exchange Agreement");

               WHEREAS, Section 7.2 of the Exchange Agreement provides that Trendar employees shall be given credit for service with Trendar for purposes of determining participation and vesting under the Plan; and

               WHEREAS, the Employer has determined that it is necessary and desirable and in the best interests of Plan participants to amend the Plan to comply with the Exchange Agreement.

               NOW, THEREFORE, the Plan shall be and hereby is amended in the following respects:

               1. Section 1.30 of the Plan shall be and hereby is amended to read in its entirety as follows:

                    Section 1.30     "Employer" shall mean Comdata Network,
          Inc. (a Maryland  corporation), Comdata  Holdings Corporation  (a
          Delaware  corporation),   U.S.   InstaPermit,  Inc.   (a   Texas
          corporation), Cashex, Inc. (a Missouri corporation), Cashex West, Inc. (a California corporation), Instacom Check Systems, Inc. (a Texas corporation), Honest Face Systems, Inc. (a Georgia corporation), American Facsimile Systems, Inc., Fleetline Permit Services, Inc., Fleetline Transportation Services, Inc.,
          Financial  &  Communication   Services,  Inc.,  Fundsnet,   Inc.,
          Cashcheck International, Inc., Cal Permits, Incorporated, Truckers Network, Incorporated, Trucker Tapes, Inc., Saunders, Inc., Cash Control Corporation and Trendar Corporation, and each of them.

               2. Section 1.76 of the Plan shall be and hereby is amended by adding to the end thereof the following new subparagraph (k):

               (k) With regard to Trendar Corporation, Years of Employment for purposes of determining participation and Credited Employment shall include all service with Trendar Corporation prior to its acquisition by Comdata Holdings Corporation. The preceding notwithstanding, no employee of Trendar Corporation shall enter the Plan as provided under Section 2.02 prior to April 1, 1995.


               IN WITNESS WHEREOF, the Employer has executed this Third Amendment as of this ___ day of __________, 1995.

                                        ADMINISTRATOR:

                                        COMDATA HOLDINGS CORPORATION:

                                         By:
                                         Its:


                             RECEIPT AND ACKNOWLEDGEMENT

               RECEIVED AND ACKNOWLEDGED BY TRUSTEE THIS ___ DAY OF ______________, 1995.


                                        BANKERS TRUST COMPANY

                                        By:
                                        Its:

                                  FOURTH AMENDMENT
                                       TO THE
                  AMENDED AND RESTATED COMDATA HOLDINGS CORPORATION
                         401(K) SAVINGS AND RETIREMENT PLAN

               WHEREAS, Comdata Holdings Corporation (the "Employer") has adopted the Amended and Restated Comdata Holdings Corporation 401(k) Savings and Retirement Plan (the "Plan") and is the administrator of the Plan;

               WHEREAS, pursuant to Section 9.01 of the Plan, the Board of Directors of the Employer has the right at any time to modify, alter or amend the Plan in whole or in part by instrument in writing duly executed by the Employer; and

               WHEREAS, the Employer has determined that certain amendments to the Plan are necessary and desirable and in the best interests of the Employer.

               NOW, THEREFORE, effective  on and after  December 12,  1995,
          Section 1.33 of the Plan shall be and hereby is amended to read in its entirety as follows:

                    Section 1.33 "Employer Stock" shall mean the common stock of Ceridian Corporation, a Delaware corporation.

               IN WITNESS WHEREOF, the Employer has executed this Fourth Amendment as of this ___ day of __________, 1995.

                                        COMDATA HOLDINGS CORPORATION

                                         By:
                                         Its:


                             RECEIPT AND ACKNOWLEDGMENT

               RECEIVED AND ACKNOWLEDGED BY TRUSTEE THIS ___ DAY OF ______________, 1995.


                                        BANKERS TRUST COMPANY

                                        By:
                                        Its: